INDUSTRIAL MULTI-TENANT LEASE



                             BETWEEN



                   MATRIX PHARMACEUTICAL, INC.

                            "LANDLORD"




                               AND




                  ADVANCED TISSUE SCIENCES, INC.

                             "TENANT"














                          JULY 15, 1996



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                  INDUSTRIAL MULTI-TENANT LEASE



1.     BASIC PROVISIONS ("BASIC PROVISIONS").

       1.1 PARTIES: This Lease ("LEASE"), dated for reference purposes only, July 15, 1996 ("EFFECTIVE DATE"), is made by and between Matrix Pharmaceutical, Inc., a Delaware corporation ("LANDLORD") and Advanced Tissue Sciences, Inc., a Delaware corporation ("TENANT") (collectively the "PARTIES," or individually a "PARTY").

       1.2(A) PREMISES: That certain portion of the Building, including all improvements therein or to be provided by Landlord under the terms of this Lease, commonly known by the street address of 4757 Nexus Centre Drive, located in the City of San Diego, County of San Diego, State of California, with zip code 92121, as outlined on Exhibit "A" attached hereto, including, without limitation, the existing Building elevator ("PREMISES"). The "BUILDING" is that certain building containing the Premises and generally described as an approximately 68,000 square foot two-story Building located in the City of San Diego "SR" zone; the Premises consist of the entire second floor of the Building. In addition to Tenant's rights to use and occupy the Premises as hereinafter specified, Tenant shall have non-exclusive rights to the Common Areas (as defined in Paragraph 2.7 below) as hereinafter specified, but shall not have any rights to the roof, exterior walls or utility raceways of the Building or to any other buildings in the Industrial Center. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the "INDUSTRIAL CENTER." (Also see Paragraph 2.)

       (B) PARKING: One Hundred Five (105) unreserved vehicle parking spaces ("UNRESERVED PARKING SPACES"); and five (5) reserved vehicle parking spaces for visitors to the Industrial Center ("RESERVED PARKING SPACES"). (Also see Paragraph 2.6.)

       1.3 TERM: Two (2) years and no months ("ORIGINAL TERM") commencing July 15, 1996 ("COMMENCEMENT DATE") and ending July 14, 1998 ("EXPIRATION DATE"). (Also see Paragraph 3 and Addendum A.)

       1.4 EARLY POSSESSION: Upon execution of this Lease ("EARLY POSSESSION DATE"). (Also see Paragraphs 3.2 and 3.3.)

       1.5  BASE  RENT:  Months  1-12:  $119,025.00  per  month;  Months  13-24:
$123,786.00 per month ("BASE RENT"). Base Rent shall be payable on the first day of each month commencing August 1, 1996. Tenant shall have no obligation to pay any rent or charges in excess of the Base Rent except as expressly set forth herein or as otherwise agreed to in writing by the Parties. (Also see Paragraph 4 and Addendum A.)

       1.6 BASE RENT PAID UPON EXECUTION: $59,512.50 as Base Rent for the period July 15, 1996 - July 31, 1996.

       1.7  SECURITY  DEPOSIT:   $89,700.00  ("SECURITY  DEPOSIT").   (Also  see
Paragraph 5.)

       1.8 PERMITTED USE: General office and administrative use and scientific research in compliance with San Diego "SR" zoning regulations and no other use ("PERMITTED USE"). (Also see Paragraph 6.)

       1.9 INSURING PARTY. Landlord is the "INSURING PARTY." (Also see Paragraph 8.)

       1.10(A) REAL ESTATE BROKERS. Brent Jacobs of John Burnham & Co. represents Tenant exclusively ("TENANT'S BROKER"), and no broker represents Landlord.

       (B) PAYMENT TO BROKERS. Upon the execution of this Lease by both Parties, Landlord shall pay to Tenant's Broker a fee as set forth in a separate written agreement between Landlord and Tenant's Broker for brokerage services rendered by Tenant's Broker in connection with this transaction.


       1.11 ADDENDA AND EXHIBITS. Attached hereto is an Addendum or Addenda consisting of Paragraphs 1 through 14 and Exhibits "A" through "F", all of which constitute a part of this Lease.

2.     PREMISES, PARKING AND COMMON AREAS.

       2.1 LETTING. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. The Premises will include the existing furnishings and equipment left in the Premises by the previous occupant of the Premises, as specifically described in Exhibit "C" ("EXISTING EQUIPMENT"), which shall remain the property of Landlord and shall not be Tenant's Trade Fixtures, equipment or furnishings.

       2.2 CONDITION. Landlord shall deliver the Premises to Tenant clean and free of debris, floors waxed, carpets cleaned and holes in surfaces of walls in the Premises repaired, on the Commencement Date. On or before the Commencement Date, Landlord, at Landlord's sole cost and expense, shall commence construction of a demising wall and doorway at the second floor landing of the stairs leading to the Premises from the Building main lobby, and promptly after the Commencment Date Landlord shall construct a demising emergency exit doorway at the top of the stairs leading to the Building exit at the north end of the Building ("LANDLORD'S WORK"). The Landlord's Work shall be diligently completed by Landlord in accordance with those certain construction plans and drawings created by WHL Architects for WHL Architects Project No. 96144, as Drawing Nos. A0, A1.0, A2.1, A2.2, and A9.1 (a copy of which was received by Tenant on July 12, 1996), and said demising doors shall be installed by Landlord no later than ten (10) days after said demising doors are delivered to the Building. By taking possession of the Premises, Tenant shall be deemed to have acknowledged that (a) it has inspected the Premises, (b) it accepts the Premises subject to completion of the Landlord's Work, and (c) the Premises are in good and sanitary order. As of the effective date of this Lease, Tenant acknowledges that Tenant has conducted Tenant's own investigation of the Premises and the physical condition thereof, including, without limitation, accessibility and location of utilities and improvements and existence of earthquake preparedness, which in Tenant's judgment affect or influence Tenant's use of the Premises and Tenant's willingness to enter this Lease.


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       2.3 COMPLIANCE WITH COVENANTS, RESTRICTIONS AND BUILDING CODE.

                (a) Landlord warrants that any improvements (other than those constructed by Tenant or at Tenant's direction) on or in the Premises as of the Commencement Date shall comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances in effect on the Commencement Date. Landlord further warrants to Tenant that Landlord has no knowledge of any claim having been made by any governmental agency that a violation or violations of applicable building codes, regulations, or ordinances exist with regard to the Premises as of the Commencement Date. Said warranties shall not apply to any Alterations or Utility Installations (defined in Paragraph 7.3(a)) made or to be made by Tenant. If the Premises do not comply with said warranties, Landlord shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Tenant given within thirty
(30) days after the Tenant's discovery of such non-compliance and setting forth with specificity the nature and extent of such non-compliance, take such action, at Landlord's expense, as may be reasonable or appropriate to rectify the non-compliance. If Tenant does not give Landlord written notice of non-compliance with the foregoing warranties within thirty (30) days after the Tenant's discovery of such non-compliance, correction of that non-compliance shall be the obligation of Tenant at Tenant's sole cost and expense. Landlord makes no warranty that the Permitted Use in Paragraph 1.8 is permitted for the Premises under Applicable Laws (as defined in Paragraph 2.4).

                (b) Tenant shall, at Tenant's sole cost and expense, comply with all Applicable Laws (as defined in Paragraph 2.4) now in force, or which may hereafter be in force, pertaining to Tenant's particular use of the Premises, including, without limitation, the costs and expenses of compliance of any of Tenant's Utility Installations, or Alterations or additions made by Tenant to the Premises with all requirements of Applicable Laws, and Tenant shall secure any necessary permits therefor and shall faithfully observe, in the Tenant's use of the Premises, Building and Industrial Center, all Applicable Laws which are now in force, or which may hereafter be in force. Notwithstanding the foregoing sentence, Landlord agrees that Landlord shall be responsible for making improvements or alterations to the Industrial Center, Building and Premises which Landlord is required to maintain or repair if such improvements or alterations are required by changes in the Applicable Laws after the Commencement Date, and are not required as a result of: (i) Tenant's particular use or manner of occupancy of the Premises, Building or Industrial Center; (ii) Tenant's Utility Installations or Alterations or additions to the Premises made by Tenant (including, without limitation, the installation of Tenant's Trade Fixtures and furnishings in the Premises, Building or Industrial Center) or
(iii) Tenant's activities more specifically addressed in Paragraph 6.2 (Hazardous Substances).

       2.4 ACCEPTANCE OF PREMISES. Tenant hereby acknowledges: (a) that it has been advised by the Tenant's Broker to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical and fire sprinkler systems, security, environmental aspects, seismic and earthquake requirements), and compliance with the Americans with Disabilities Act and applicable zoning, municipal, county, state and federal laws, ordinances and regulations and any covenants or restrictions of record (collectively "APPLICABLE LAWS") and the present and future suitability of the Premises for Tenant's intended use; (b) that Tenant has made such investigation as it deems necessary with reference to such matters, is satisfied with reference thereto, and (except for those items that are specifically set forth as Landlord's responsibility under the terms and conditions of this Lease) assumes all responsibility therefore as the same relate to Tenant's occupancy of the Premises and/or the terms of this Lease; and (c) that neither Landlord, nor any of Landlord's agents, has made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease.

       2.5 INTENTIONALLY DELETED.

       2.6 VEHICLE PARKING. Tenant shall have the non-exclusive right to use the number of Unreserved Parking Spaces and, for the non-exclusive use of Industrial Center invitees only, the Reserved Parking Spaces specified in Paragraph 1.2(b) on those portions of the Common Areas designated from time to time by Landlord for parking. Tenant shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than full size passenger automobiles, passenger mini-vans or pick-up trucks, herein called "PERMITTED SIZE VEHICLES." Vehicles other than Permitted Size Vehicles shall be parked and loaded or unloaded as directed by Landlord in the Rules and Regulations (as defined in Paragraph 40) issued by Landlord. (Also see Paragraph 2.9.)

                (a) Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities.

                (b) If Tenant permits or allows any of the prohibited activities described in this Paragraph 2.6, then Landlord shall have the right, with reasonable notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

       2.7 COMMON AREAS - DEFINITION. The term "COMMON AREAS" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Industrial Center and interior utility raceways within the Premises that are provided and designated by the Landlord from time to time for the general non-exclusive use of Landlord, Tenant and other tenants of the Industrial Center and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, and landscaped areas. In addition, the Common Areas shall include the following areas of the Building throughout the Lease Term (but subject to Landlord's rights under Paragraph 2.10): the first-floor Building main entrance lobby, patios, first-floor lunchroom (and first floor showers and bathroom facilities), stairways and certain corridors of the Building, all as depicted on Exhibit "A". Tenant hereby acknowledges and agrees that the availability of the first-floor showers and bathroom facilities for Tenant's use as part of the Common Areas may be terminated at any time by Landlord, if and when Tenant's use of such Common Areas is reasonably determined by Landlord to endanger the ability to use the first floor of the Building for the manufacture of pharmaceutical products or otherwise materially interferes with any lawful use of the first floor premises of the Building. Tenant's access to the Common Areas of the Building may be by security access cards in accordance with the Rules and Regulations.

       2.8 COMMON AREAS - TENANT'S RIGHTS. Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Landlord under the terms hereof or under the terms of any Rules and Regulations


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or  restrictions   governing  the  use  of  the  Industrial  Center.   Under  no
circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Landlord or Landlord's designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the reasonable cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

       2.9 COMMON AREAS - RULES AND REGULATIONS. Landlord or such other person(s) as Landlord may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable Rules and Regulations with respect thereto in accordance with Paragraph 40. Tenant agrees to abide by and conform to all such Rules and Regulations, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Landlord will use its diligent efforts to enforce the Rules and Regulations, provided that Landlord shall not be responsible to Tenant for the non-compliance with said Rules and Regulations by other tenants of the Industrial Center. Notwithstanding the foregoing, Landlord agrees to abide by and conform to all such Rules and Regulations, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform, in Landlord's occupancy of the Industrial Center. (See Attached Exhibit "B".)

       2.10 COMMON AREAS - CHANGES. Landlord shall have the right, subject to the last sentence of this subparagraph, from time to time:

                (a) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

                (b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

                (c) To add additional buildings and improvements to the Common Areas;

                (d) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Industrial Center, or any portion thereof; and

                (e) To do and  perform  such  other  acts  and make  such  other changes in, to or with respect to the Common Areas and Industrial Center as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

In exercising any of the foregoing rights under this Paragraph 2.10 regarding the Common Area, (i) Landlord shall make a reasonable effort to minimize disruption to Tenant's business in the Premises and the cost to Tenant as a result of any such changes, and (ii) Landlord shall not materially interfere with Tenant's Permitted Use in exercising such rights without first obtaining Tenant's consent, which shall not be unreasonably delayed or withheld.

3.     TERM.

       3.1 TERM. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

       3.2 EARLY POSSESSION. If an Early Possession Date is specified in Paragraph 1.4 and if Tenant totally or partially occupies the Premises after the Early Possession Date but prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early occupancy; provided, however, that Tenant shall be obligated to pay any and all costs of Building Services (defined in Paragraph 4.2(a)) associated with such early occupancy. All other terms of this Lease, however (including, but not limited to, Tenant's obligation to carry the insurance required by Paragraph 8) shall be in effect during such period, and prior to Tenant's early occupancy of the Premises, Tenant shall have previously provided Landlord with proof of Tenant's insurance as set forth in Paragraph 8 of this Lease. Any such early possession shall not affect nor advance the Expiration Date of the Original Term. Any and all materials, work, installations, equipment and decorations of any nature brought upon or installed by Tenant in the Premises prior to the Commencement Date shall be at Tenant's sole risk. Except for loss or damage resulting from Landlord's active negligence or willful misconduct, neither Landlord nor any party acting on Landlord's behalf in the Building shall be responsible for any damage or loss or destruction of such items brought to or installed in the Premises prior to the Commencement Date.

       3.3 DELAY IN POSSESSION. If for any reason beyond Landlord's reasonable control, Landlord cannot deliver possession of the Premises to Tenant by the Early Possession Date, if one is specified in Paragraph 1.4, or if no Early Possession Date is specified, by the Commencement Date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease, or the obligations of Tenant hereunder, or extend the term hereof, but in such case, Tenant shall not, except as otherwise provided herein, be obligated to pay rent or perform any other obligation of Tenant under the terms of this Lease until Landlord delivers possession of the Premises to Tenant. If possession of the Premises is not delivered to Tenant within thirty (30) days after the Commencement Date for any reason beyond Landlord's reasonable control, Tenant may, at its option, by notice in writing to Landlord within fifteen (15) days after Landlord's delivery of written notice of a revised Commencement Date (which shall be delivered no later than fifteen (15) days after the expiration of such 30-day period), cancel this Lease, in which event the parties shall be discharged from all obligations hereunder; provided further, however, that if such written notice of Tenant is not received by Landlord within said fifteen
(15) day period, Tenant's right to cancel this Lease hereunder shall terminate and be of no further force or effect.

4.     RENT.

       4.1 BASE RENT. Tenant shall pay Base Rent, and other rent or charges (if any), as the same may be adjusted from time to time, to Landlord in lawful money of the United States, without offset or deduction, on or before the day on which it is due under the terms of this Lease. Base Rent, and all other rent and charges (if any), for any period during the term hereof which is for less than one full month shall be prorated based upon the actual number of days of the month involved. Payment of Base Rent and other charges shall be made to Landlord at its address stated herein or to such other persons or at such other addresses as Landlord may from time to time designate in writing to Tenant.

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       4.2 BUILDING SERVICES.  Landlord shall provide during the term hereof all
Building Services, as hereinafter defined, the cost of which services shall be included in Tenant's Base Rent (except as otherwise specifically provided herein), in accordance with the following provisions:

                (a) "BUILDING SERVICES" are defined, for purposes of this Lease, as all services to be performed by Landlord relating to the ownership and operation of the Building and Industrial Center, including, but not limited to, the following:

                        (i) The operation, repair and maintenance, in neat, clean, good order and condition, of the following:

                                (aa) The Premises,  subject to the provisions of
Paragraph 7.

                                (bb) The Industrial  Center,  including  parking
areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, Common Area lighting facilities, fences and gates, elevators and roof.

                                (cc)  Interior  and  exterior  signs  (with  the
exception of Tenant's exterior identification signage, which shall be Tenant's obligation to operate, maintain and repair) and any tenant directories.

                                (dd) Fire detection and sprinkler systems.

                        (ii) The delivery of water, sewer, gas, and electricity services to the Building (as described in Paragraph 11), in accordance with and subject to the terms and conditions of Paragraph 11.

                        (iii)   Property   management   and  security   services
substantially similar to such services provided on the Effective Date.

                        (iv) Any environmental inspections of the Common Areas as required by Applicable Requirements (subject to the terms and conditions of Paragraph 6.2).

                        (v) Building receptionist services (as described in Paragraph 11.4).

                        (vi) Building janitorial services (as described in Paragraph 11.3).


                        (vii) Payment of Real Property Taxes (as defined in Paragraph 10.2) to be paid by Landlord for the Industrial Center, Building and the Common Areas under Paragraph 10 hereof.

                        (viii) Obtaining and maintaining the insurance policies maintained by Landlord under Paragraph 8 hereof with respect to the Industrial Center.

                        (ix) Any other services to be provided by Landlord that are stated elsewhere in this Lease.

                (b) The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose an obligation upon Landlord to either have said improvements or facilities or to provide those services unless the Industrial Center already has the same, Landlord already provides the services, or Landlord has agreed elsewhere in this Lease to provide the same or some of them. Landlord's maintenance and repair of the Premises and the Industrial Center shall be performed in such manner and to such extent as reasonably deemed by Landlord to be standard for buildings of similar class, size, age and location.

                (c) The cost of any Building Services, which are required to be reimbursed to Landlord under this Lease, if any, shall be payable by Tenant within ten (10) days after a reasonably detailed statement of actual expenses is presented to Tenant by Landlord. Any such sum payable by Tenant which would not otherwise be due until after the date of the termination of this Lease, shall, if the exact amount is uncertain at the time that this Lease terminates, be paid by such party upon such termination in an amount to be determined by Landlord with an adjustment to be made once the exact amount is known.

5. SECURITY DEPOSIT. Tenant shall deposit with Landlord upon Tenant's execution hereof the Security Deposit set forth in Paragraph 1.7 as security for Tenant's faithful performance of Tenant's obligations under this Lease. If Tenant fails to pay Base Rent or other rent or charges due hereunder, or otherwise Defaults under this Lease (as defined in Paragraph 13.1), Landlord may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Landlord or to reimburse or compensate Landlord for any liability, cost, expense, loss or damage (including attorneys' fees) which Landlord may suffer or incur by reason thereof. If Landlord uses or applies all or any portion of said Security Deposit, Tenant shall within ten (10) days after written request therefore deposit monies with Landlord sufficient to restore said Security Deposit to the full amount required by this Lease. Landlord shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Landlord shall, at the expiration or earlier termination of the term hereof and after Tenant has vacated the Premises, return to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest herein), that portion of the Security Deposit not used or applied by Landlord. Unless otherwise expressly agreed in writing by Landlord, no part of the Security Deposit shall be considered to be held in trust, to bear interest or other increment for its use, or to be prepayment for any monies to be paid by Tenant under this Lease.

6.     USE.

       6.1      PERMITTED USE.

                (a) Tenant shall use and occupy the Premises only for the Permitted Use set forth in Paragraph 1.8, or any other legal use which is reasonably comparable thereto, and for no other purpose. Tenant shall not use or permit the use of the Premises in a manner that is unlawful, creates waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to the Premises or neighboring premises or properties. Tenant acknowledges that neighboring premises of the Building are intended to be used by Landlord for the manufacture of pharmaceutical products subject to regulation by the federal Food and Drug Administration ("FDA"). Tenant hereby warrants and represents that it shall cooperate in good faith with Landlord (including, without limitation, using its best efforts to comply with FDA requests, rules and regulations associated with Landlord's manufacturing of pharmaceutical products) in Tenant's use of chemicals, biological and/or radioactive materials in the Premises and any other part of the Industrial Center. In the event that, pursuant to
Landlord's discussions with the FDA regarding the use of the Building for the manufacture of pharmaceutical products, Landlord reasonably determines that Tenant's cooperation pursuant to this Section 6.1(a) either materially interferes or is reasonably likely to materially interfere with Tenant's beneficial use of all or a part of the Premises ("DIMINISHED USE PORTION"), Landlord agrees to promptly notify Tenant of such prospective material interference and to



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make a good faith effort to accommodate  Tenant's Permitted Use in the Building.
If Landlord reasonably determines that Landlord's manufacture of pharmaceutical products in accordance with FDA requirements cannot be accomplished without material interference with Tenant's Permitted Use, Landlord shall promptly (but no later than thirty (30) days after Landlord's receipt of a written decision from the FDA regarding the effect of Landlord's manufacturing of pharmaceutical products in the Building on Tenant's Permitted Use in the Premises) provide Tenant with notice ("DIMINISHED USE NOTICE") that: (i) FDA requirements will result in such material interference, (ii) the nature of such material
interference,   and  (iii)  Landlord's   reasonably   estimated  date  that  FDA
requirements will materially interfere with Tenant's Permitted Use ("LANDLORD'S ESTIMATED DATE"). Tenant may, no later than thirty (30) days following the date of Tenant's receipt of the Diminished Use Notice, elect to terminate this Lease as to the Diminished Use Portion by delivery of notice to Landlord ("TENANT'S TERMINATION NOTICE"). In the event of such termination pursuant to this Section 6.1(a), termination as to the Diminished Use Portion shall be effective as of the date that Tenant vacates the Diminished Use Portion. Tenant shall vacate the Diminished Use Portion at a date selected by Tenant, but in no event more than the later of: (i) ninety (90) days after the date of the delivery of the Tenant's Termination Notice to Landlord; or (ii) Landlord's Estimated Date. Tenant shall surrender the Diminished Use Portion in accordance with the terms and conditions of Paragraph 7.4(c) of this Lease. Tenant shall use its reasonable best efforts to keep Landlord apprised of the intended date of its vacation of the Diminished Use Portion. In the event of a termination by Tenant under this Section 6.1(a), Landlord shall reimburse Tenant, within ten (10) days after Tenant's delivery to Landlord of an itemized list of such expenses, certified as correct by an authorized officer of Tenant, all of Tenant's actual reasonable out-of-pocket expenses arising from said termination, the vacation of the Diminished Use Portion and Tenant's relocation therefrom, which amount shall not exceed Twenty-Five Thousand Dollars ($25,000.00). In the event that the Diminished Use Portion constitutes less than the entire laboratory facilities (as such facilities existed on the Commencement Date), from and after the date of the material interference with Tenant's Permitted Use of the Diminished Use Portion, the Base Rent payable by Tenant hereunder shall abate in direct proportion to the interference with Tenant's beneficial use of the Premises. The monthly Base Rent for the remaining Premises (i.e., the original Premises less the Diminished Use Portion) shall be an amount equal to the sum of: (i) the square footage of the remaining laboratory facilities (i.e. the area of the laboratory facilities in the Premises as of the Commencement Date less the Diminished Use Portion of such laboratory facilities) at a rate equal to Three and 85/100 Dollars ($3.85) per square foot; plus (ii) the square footage of all other remaining portions of the Premises (i.e. the original Premises less the area of the laboratory facilities on the Commencement Date) at a rate equal to Three Dollars ($3.00) per square foot. In the event that the Diminished Use Portion constitutes the entire laboratory facilities (as such facilities existed on the Commencement Date), from and after the date that Tenant vacates the Diminished Use Portion as set forth in this Section 6.1(a), the Base Rent payable by Tenant hereunder shall abate such that the remaining area of the Premises (i.e. the area of the Premises less the area of the Diminished Use Premises) shall accrue monthly Base Rent at a rate equal to Three Dollars ($3.00) per square foot. From and after the date Tenant vacates the Diminished Use Premises the remaining area of the Premises shall be the "Premises" for purposes of this Lease. No such diminution in use or election to terminate hereunder shall diminish Tenant's obligations to cooperate under this Section 6.1(a). Notwithstanding the foregoing, in the event such material reduction of Tenant's beneficial use of the Premises occurs during the last six (6) months of the term of this Lease and Tenant elects to terminate this Lease as to the Diminished Use Portion, Landlord may, at Landlord's Option, terminate the Lease in its entirety effective thirty (30) days following the date of Tenant's termination notice. Provided, however, if Tenant at that time has an exercisable option to extend this Lease or to purchase the Premises, then Tenant may preserve this Lease by exercising such option.

                (b) Tenant's use and occupancy of the Premises shall not subject the Premises to any use which would tend to damage any portion thereof or which may in any way cause any cancellation of any insurance policy covering the Industrial Center, the Building or portion thereof. Tenant shall also comply with Rules and Regulations governing the use of the Building. Landlord, during the period of its occupancy of any premises in the Building, hereby agrees to comply with such Rules and Regulations in its occupancy of the Building.

                (c) Landlord hereby agrees to not unreasonably withhold or delay its consent to any written request by Tenant, Tenant's assignees or subtenants, and by prospective assignees and subtenants of Tenant, its assignees and subtenants, for a modification of said Permitted Use, so long as the same will not impair the structural integrity of the improvements on the Premises or in the Building or the mechanical or electrical systems therein, does not conflict with uses by other tenants, is not significantly more burdensome to the Premises or the Building and the improvements thereon, and is otherwise permissible pursuant to this Paragraph 6. If Landlord elects to withhold such consent, Landlord shall within five (5) business days after such request give a written notification of same, which notice shall include an explanation of Landlord's reasonable objections to the change in use.

       6.2      HAZARDOUS SUBSTANCES.

                (a) REPORTABLE USES REQUIRE CONSENT. The term "HAZARDOUS SUBSTANCE" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment, or the Premises; (ii) regulated or monitored by any governmental authority; or (iii) a basis for potential liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products or by-products thereof. Subject to the following sentence, Tenant shall not engage in any activity in or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Landlord (which consent shall not be unreasonably delayed or withheld) and compliance in a timely manner (at Tenant's sole cost and expense) with all Applicable Requirements (as defined in Paragraph 6.3). Landlord acknowledges and agrees that, as of the Commencement Date, Tenant may use those certain Hazardous Substances listed on Exhibit "D" in accordance with all Applicable Requirements and the relevant provisions of this Lease. "REPORTABLE USE" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and (iii) the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Laws require that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Tenant may, without Landlord's prior consent, but upon notice to Landlord and in compliance with all Applicable Requirements, use any ordinary and customary materials reasonably required to be used by Tenant in the normal course of the Permitted Use, so long as such use is not a Reportable Use and does not expose the Premises or neighboring properties to any meaningful risk of contamination or

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damage or expose Landlord to any liability therefor.  In addition,  Landlord may
(but without any obligation to do so) condition its consent to any Reportable Use of any Hazardous Substance by Tenant upon Tenant's giving Landlord such additional assurances as Landlord, in its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefor, including but not limited to the installation (and, at Landlord's option, removal on or before Lease
expiration  or  earlier   termination)   of  reasonably   necessary   protective
modifications to the Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit under Paragraph 5 hereof.

                (b) DUTY TO INFORM LANDLORD. If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises or the Building due to acts or omissions of Tenant, its agents, employees, invitees, licensees or contractors, other than as previously consented to by Landlord, which consent shall not be unreasonably delayed or withheld, Tenant shall immediately give Landlord written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to, such Hazardous Substance including but not limited to all such documents as may be involved in any Reportable Use involving the Premises. Tenant shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including, without limitation, through the plumbing or sanitary sewer system), except in compliance with all Applicable Requirements.

                (c) INDEMNIFICATION. Tenant shall indemnify, protect, defend and hold Landlord, its agents, employees, lenders and ground lessor, if any, and the Premises, harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and reasonable attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Industrial Center by or for Tenant or by anyone under Tenant's control. Tenant's obligations under this Paragraph 6.2(c) shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant, and the cost of investigation (including reasonable consultants' and attorneys' fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Landlord and Tenant shall release Tenant from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Landlord in writing at the time of such agreement. Landlord shall indemnify, protect, defend and hold Tenant, its agents and employees harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and reasonable attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Industrial Center by or for Landlord or by anyone under Landlord's control. Subject to the provisions of Section 8 of Addendum "A", Landlord's obligations under this Paragraph 6.2(c) shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Landlord, and the cost of investigation (including reasonable consultants' and attorneys' fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Landlord and Tenant shall release Landlord from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Tenant in writing at the time of such agreement.

                (d) TENANT'S COMPLIANCE WITH REQUIREMENTS. Tenant shall, at Tenant's sole cost and expense, fully, diligently and in a timely manner, comply with all "APPLICABLE REQUIREMENTS," which term is used in this Lease to mean all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the reasonable recommendations of Landlord's engineers and/or consultants (to the extent such recommendations are intended to protect any person or property outside the Premises, or are required to avoid a Landlord breach of any Security Device, as defined in Paragraph 30.1), relating in any manner to the Tenant's use and/or occupancy of the Building or the activities of Tenant or anyone under Tenant's control in the Industrial Center (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the
Premises, including soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill, or release of any Hazardous Substance), now in effect or which may hereafter come into effect. Tenant shall, within five (5) days after receipt of Landlord's written request, provide Landlord with copies of all documents and information, including but not limited to permits, registrations, manifests, applications, reports and certificates, evidencing Tenant's compliance with any Applicable Requirements specified by Landlord, and shall immediately upon receipt, notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Tenant or the Premises to comply with any Applicable Requirements.

                (e) INSPECTION; COMPLIANCE WITH LAW. Landlord, Landlord's agents, employees, contractors and designated representatives, and the holders of any mortgages, deeds of trust or ground leases on the Premises ("LENDERS") shall have the right to enter the Premises at any time in the case of an emergency (provided that Landlord shall give Tenant notice of Landlord's entry into the Premises promptly after such entry), and otherwise at reasonable times and upon reasonable advance notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease and all Applicable Requirements (as defined in Paragraph 6.2(d)), and Landlord shall be entitled to employ experts and/or consultants in connection therewith to advise Landlord with respect to Tenant's activities relating to Tenant's installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises. Except in the case of an emergency, Tenant shall be permitted to have a representative of Tenant accompany such inspections, provided that the non-availability of a Tenant representative shall not delay or prevent Landlord from performing such an inspection. The costs and expenses of any such inspections shall be paid by the party requesting same, unless a Default or Breach of this Lease by Tenant or a violation of Applicable Requirements or a contamination, caused or materially contributed to by Tenant, is found to exist or to be imminent, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination. In such case, Tenant shall upon request reimburse Landlord or Landlord's Lender, as the case may be, for Landlord's actual costs and expenses of such inspections reasonably incurred by Landlord.



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7.     MAINTENANCE,   REPAIRS,   UTILITY   INSTALLATIONS,   TRADE  FIXTURES  AND
ALTERATIONS.

       7.1      TENANT'S OBLIGATIONS.

                (a) Subject to the provisions of Paragraphs 2.2 (Condition), 2.3
(Compliance  with  Covenants,  Restrictions  and Building  Code),  4.2 (Building
Services), 7.2 (Landlord's Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Tenant shall not commit or suffer any waste or damage to be committed on any portion of the Premises, Building or Industrial Center and shall enforce reasonable workplace operating practices in order to reasonably reduce the likelihood of waste or damage to any portion of the Premises,
Building and Industrial Center, including, without limitation, all Building equipment and systems. Notwithstanding Landlord's repair and maintenance obligations in Paragraph 7.2, Landlord shall not be obligated to pay for any maintenance, repairs or replacements of any portion of the Premises, Building or Industrial Center that are required as a result of the negligence or willful misconduct of Tenant, its agents, employees, invitees, licensees or consultants, which shall be the responsibility of Tenant, at Tenant's cost (subject, however, to the availability of insurance coverage for any such repairs pursuant to Paragraph 8, in which case Tenant's payment obligation shall be limited to the amount of the deductible paid by Landlord arising from such repairs). Notwithstanding the foregoing, Tenant's repair and maintenance obligations with respect to the Premises shall include, without limitation, any necessary repairs to: (1) any carpet or other floor covering installed by Tenant, (2) any interior partitions and other Existing Equipment in the Premises, (3) any holes made by Tenant to any Building walls, (4) any telephone and computer cabling serving Tenant exclusively, (5) any of Tenant's Trade Fixtures (defined in Paragraph 7.3(a)), and (6) any Tenant-Owned Alterations and/or Utility Installations (defined in Paragraph 7.3(a)).

                (b) If Tenant fails to perform Tenant's obligations under this Paragraph 7.1. Landlord may enter upon the Premises after ten (10) days' prior written notice to Tenant (except in the case of an emergency, in which case no notice shall be required), and at Tenant's expense, perform such obligations on Tenant's behalf, and put the Premises in good order, condition and repair, in accordance with Paragraph 13.2 below.

       7.2 LANDLORD'S OBLIGATIONS. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance with Covenants, Restrictions and Building Code),
4.2 (Building Services), 6 (Use), 7.1 (Tenant's Obligations), 7.4(c) (Surrender/ Restoration), 9 (Damage or Destruction) and 14 (Condemnation), Landlord shall keep in good order, condition and repair the plumbing, heating, ventilation and air-conditioning, electrical and mechanical systems, lighting facilities, windows, doors and plate glass of the Building and the Industrial Center, and the foundations, exterior walls, structural condition of interior bearing walls, exterior roof, fire sprinkler and/or standpipes and hoses or other automatic fire extinguishing system, including fire alarm and/or smoke detection systems and equipment, fire hydrants, parking lots, walkways, parkways, driveways, landscaping, fences, signs and utility systems serving the Building and all parts thereof as well as providing the Building Services pursuant to Paragraph 4.2., but excluding any items which are the responsibility of Tenant pursuant to Paragraph 7.1 above. Tenant expressly waives the benefit of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Building, Industrial Center or Common Areas in good order, condition and repair.

       7.3 UTILITY INSTALLATIONS, TRADE FIXTURES, ALTERATIONS.

                (a) DEFINITIONS; CONSENT REQUIRED. The term "UTILITY INSTALLATIONS" is used in this Lease to refer to all air lines, power panels, electrical distribution, security and fire protection systems, communications systems, lighting fixtures, heating, ventilating and air conditioning equipment, plumbing, and fencing in, on or about the Premises. The term "TRADE FIXTURES" shall mean Tenant's machinery and equipment which can be removed without doing material damage to the Premises. The term "ALTERATIONS" shall mean any modification of the improvements on the Premises which are provided by Landlord under the terms of this Lease, other than Utility Installations or Trade Fixtures. "TENANT-OWNED ALTERATIONS AND/OR UTILITY INSTALLATIONS" are defined as Alterations and/or Utility Installations made by Tenant that are not yet owned by Landlord pursuant to Paragraph 7.4(a). Tenant shall not make nor cause to be made any Alterations or Utility Installations in, on, under or about the Premises without Landlord's prior written consent. Tenant may, however, make non-structural Alterations and/or Utility Installations to the interior of the Premises (excluding the roof) without Landlord's consent but upon notice to Landlord, so long as they are not visible from the outside of the Premises, do not involve puncturing, relocating or removing the roof or any existing walls, or changing or interfering with the fire sprinkler or fire detection systems and the cumulative cost thereof during the term of this Lease as extended does not exceed $25,000.00.

                (b)  CONSENT.  Any  Alterations  or Utility  Installations  that
Tenant shall desire to make and which require the consent of the Landlord shall be presented to Landlord in written form with detailed plans. Any consents given by Landlord pursuant to Subparagraph 7.3(a) shall be deemed conditioned upon:
(i) Tenant's acquiring all applicable permits required by governmental authorities; (ii) the furnishing of copies of such permits together with a copy of the plans and specifications for the Alteration or Utility Installation to Landlord prior to commencement of the work thereon; and (iii) the compliance by Tenant with any conditions of said permits in a prompt and expeditious manner. Any Alterations or Utility Installations by Tenant during the term of this Lease shall be done in a good and workmanlike manner, with good and sufficient materials, and be in compliance with all Applicable Requirements. Tenant shall promptly upon completion thereof furnish Landlord with as-built plans and specifications therefor. Landlord may (but without obligation to do so) condition its consent to any requested Alteration or Utility Installation that costs more than the amount of the Security Deposit held by Landlord upon Tenant's providing Landlord with a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alteration or Utility Installation.

                (c) LIEN PROTECTION. Tenant shall pay when due all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use on the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein. Tenant shall give Landlord not less than ten (10) days' notice prior to the commencement of any work in, on, or about the Premises, and Landlord shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Tenant shall, in good faith, contest the validity of any such lien, claim or demand, then Tenant shall, at its sole expense, defend and protect itself, Landlord and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Landlord or the Premises. If Landlord shall require, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to one and one-half times the amount of such contested lien claim or demand, indemnifying Landlord against liability for the same, as required by law for the holding of the Premises free from the effect of such lien or claim. In addition, Landlord may require Tenant to pay Landlord's attorneys' fees and costs in participating in such action if Landlord shall reasonably decide it is in its best interest to do so.



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                (d) LANDLORD'S ALTERATIONS.  Landlord may at any time during the
Term of this Lease, upon at least thirty (30) days advance written notice to Tenant, install air-handling ducting in the Premises in accordance with the preliminary plans attached hereto and incorporated herein as Exhibit "E" ("LANDLORD'S ALTERATIONS"). Landlord hereby agrees, as a condition to Landlord's continued ability to perform such work in the Premises, to coordinate with Tenant's designated representative in making Landlord's Alterations in the Premises in such a manner and at such times as Tenant may reasonably request in order to minimize the disruption of Tenant's use of the Premises. Landlord and Tenant hereby agree to act in good faith to permit Landlord's Alterations to be completed in a timely manner.

       7.4      OWNERSHIP, REMOVAL, SURRENDER, AND RESTORATION.

                (a) OWNERSHIP. Subject to Landlord's right to require their removal and to cause Tenant to become the owner thereof as hereinafter provided in this Paragraph 7.4, all Alterations and Utility Installations made to the Premises by Tenant shall be the property of and owned by Tenant, but considered a part of the Premises. Landlord may, at any time and at its option, elect in writing to Tenant to be the owner of all or any specified part of the
Tenant-Owned Alterations and Utility Installations. Except for Tenant-owned communications systems (which shall be identified in writing to Landlord at the time such Utility Installations are installed in the Premises) and unless otherwise instructed per Subparagraph 7.4(b) hereof, all Tenant-Owned Alterations and Utility Installations shall, at the expiration or earlier termination of this Lease, become the property of Landlord and remain upon the Premises and be surrendered with the Premises by Tenant.

                (b) REMOVAL. Unless otherwise agreed in writing at the time such Alterations or Utility installations are installed in the Premises (regardless of whether Landlord consent for such Tenant-Owned Alterations and Utility Installations is required under Subparagraph 7.3(b)), Landlord may require that any or all Tenant-Owned Alterations or Utility Installations be removed by the expiration or earlier termination of this Lease, notwithstanding that their installation may have been consented to by Landlord. Landlord may require the removal at any time of all or any part of any Alterations or Utility Installations made without the required consent of Landlord.

                (c)  SURRENDER/RESTORATION.  Pursuant to Tenant's obligations in
Section 7.1(a) to enforce reasonable workplace operating practices, Tenant shall surrender the Premises by the end of the last day of the Lease term or any earlier termination date, clean and free of debris and (subject to Landlord's maintenance requirements in Section 7.2) in good operating order, condition and state of repair, ordinary wear and tear, Premises Partial Damage, Premises Total Destruction and condemnation excepted. Ordinary wear and tear shall not include any damage or deterioration caused by waste or that would have been prevented by Tenant's enforcement of reasonable workplace operating practices or by Tenant otherwise performing all of its obligations under this Lease. Except as agreed or specified herein, the Premises, as surrendered, shall include the Alterations and Utility Installations. The obligation of Tenant shall include the repair of any damage occasioned by the installation, maintenance or removal of Tenant's Trade Fixtures furnishings, equipment, and Tenant-Owned Alterations and Utility Installations as well as the removal of any storage tank installed by or for Tenant, and the removal, replacement, or remediation of any soil, material or ground water contaminated by Tenant as may then be required by Applicable Requirements and/or good practice. Tenant's Trade Fixtures shall remain the property of Tenant and shall be removed by Tenant subject to its obligation to repair and restore the Premises per this Lease.

8.     INSURANCE; INDEMNITY.

       8.1 PAYMENT OF PREMIUMS. Subject to the provisions of Subparagraphs 8.3(b), 8.3(c) and 8.5, the cost of the premiums for the insurance policies maintained by Landlord under this Paragraph 8 shall be included as a cost of the Building Services pursuant to Paragraph 4.2 hereof.

       8.2      LIABILITY INSURANCE.

                (a) CARRIED BY TENANT. Tenant shall obtain and keep in force during the term of this Lease a Commercial General Liability policy of insurance protecting Tenant, Landlord and any Lender(s) whose names have been provided to Tenant in writing (as additional insureds) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing combined single limit coverage in an amount not less than $1,000,000 per occurrence, and not less than $5,000,000 excess umbrella coverage, with an "ADDITIONAL INSURED-MANAGERS OR LANDLORDS OF PREMISES" endorsement and contain the "AMENDMENT OF THE POLLUTION EXCLUSION" endorsement for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include cross-liability endorsements for Tenant's liability assumed under this Lease as an "insured contract" for the performance of Tenant's indemnity obligations under this Lease. The limits of said insurance required by this Lease or as carried by Tenant shall not, however, limit the liability of Tenant nor relieve Tenant of any obligation hereunder. All insurance to be carried by Tenant shall be primary to and not contributory with any similar insurance carried by Landlord, whose insurance shall be considered excess insurance only. Provided that such form of coverage shall not materially affect Tenant's obligations under the foregoing requirements, the policy of insurance required under this Paragraph 8.2(a) may be in the form of a so-called blanket policy of broad form commercial general liability insurance with the same coverage for the Premises as described above, as well as coverage of other premises and properties of Tenant, or in which Tenant has some interest.

                (b) CARRIED BY LANDLORD. In addition to and not in lieu of, the insurance required to be maintained by Tenant described in Paragraph 8.2(a) above, Landlord shall also maintain in force during the term of this Lease a Commercial General Liability policy of insurance protecting Landlord, and Tenant (as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Industrial Center. Such insurance shall be on an occurrence basis providing combined single limit coverage in an amount not less than $1,000,000 per occurrence, and not less than $5,000,000 excess umbrella coverage. Landlord's obligations to carry the insurance set forth herein may be satisfied by coverage under a so-called blanket policy of broad form commercial general liability insurance with the same coverage for the Premises as described above, as well as coverage of other premises and properties of Landlord, or in which Landlord has some interest.



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       8.3 PROPERTY INSURANCE-BUILDING, IMPROVEMENTS AND RENTAL VALUE.

                (a) BUILDING AND IMPROVEMENTS. Landlord shall obtain and keep in force during the term of this Lease a policy or policies in the name of Landlord, with loss payable to Landlord and to any Lender(s), insuring against loss or damage to the Building. Such insurance shall be for full replacement cost, as the same shall exist from time to time, or the amount required by any Lender(s), but in no event more than the commercially reasonable and available insurable value thereof by reason of the unique nature or age of the improvements involved, if such latter amount is less than full replacement cost. Tenant-Owned Alterations and Utility Installations, Trade Fixtures and Tenant's personal property shall be insured by Tenant pursuant to Paragraph 8.4. If the coverage is available and commercially appropriate Landlord's policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Building required to be demolished or removed by reason of the enforcement of any building, zoning, safety or land use laws as the result of a covered loss but not including plate glass insurance. Said policy or policies shall also contain an agreed valuation provision in lieu of any co-insurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers, Los Angeles-Anaheim-Riverside (1982-84=100).

                (b) RENTAL VALUE. Landlord may also obtain and keep in force during the term of this Lease a policy or policies in the name of Landlord, with loss payable to Landlord and any Lender(s), insuring the loss of the full rental and other charges payable by all tenants of the Building to Landlord for one year. Said insurance may provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year's loss of rental revenues from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any co-insurance clause, and the amount of coverage shall be adjusted annually to reflect the projected rental income, Real Property Taxes, insurance premium costs and other expenses, if any, otherwise payable, for the next 12-month period.

                (c) INSURANCE COSTS INCREASES. Tenant shall pay any Insurance Cost Increase to Landlord as an additional charge hereunder. As used herein, the term "INSURANCE COST INCREASE" is defined as any increase in the actual cost of the insurance applicable to the Industrial Center and required to be carried by Landlord pursuant to Paragraphs 8.3(a) and 8.3(b) ("REQUIRED INSURANCE"), over and above the Base Premium, as hereinafter defined, calculated on an annual basis, as a result of Tenant's use of the Premises. "Insurance Cost Increase" shall not include requirements of the holder of a mortgage or deed of trust covering the Premises, increased valuation of the Premises, and/or a general premium rate increase unless such requirements are imposed as a result of Tenant's acts, omissions, use or occupancy of the Premises and/or its activities in the Industrial Center. The term "Insurance Cost Increase" shall also not include any premium increases resulting from the nature of the occupancy of any other tenant of the Building. The "BASE PREMIUM" shall be the lowest annual premium reasonably obtainable for the Required Insurance as of the Commencement Date, assuming the intended and full use of the Building. In no event, however, shall Tenant be responsible for any portion of the premium cost attributable to liability insurance coverage procured by Landlord under Paragraph 8.2(b). Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Commencement Date or Expiration Date.

                (d) TENANT'S IMPROVEMENTS. Landlord shall not be required to insure Tenant-Owned Alterations and Utility Installations unless the item in question has become the property of Landlord under the terms of this Lease.

       8.4 TENANT'S PROPERTY INSURANCE. Subject to the requirements of Paragraph 8.5, Tenant at its cost shall either by separate policy or by endorsement to a policy already carried, maintain insurance coverage on all of Tenant's personal property, Trade Fixtures and Tenant-Owned Alterations and Utility Installations in, on, or about the Premises similar in coverage to that carried by Landlord as the Insuring Party under Paragraph 8.3(a). Such insurance shall be full replacement cost coverage with a deductible not to exceed $10,000 per occurrence. Upon request from Landlord, Tenant shall provide Landlord with written evidence that such insurance is in force.

       8.5 INSURANCE POLICIES. Insurance required hereunder shall be in companies duly licensed to transact business in the state where the Premises are located, and maintaining during the policy term a "GENERAL POLICYHOLDERS RATING" of at least B+ or such other rating as may be required by a Lender, as set forth in the most current issue of "Best's Insurance Guide." Tenant shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this Paragraph 8. Tenant shall cause to be delivered to Landlord, within seven (7) days after the earlier of the Early Possession Date or the Commencement Date, certified copies of, or certificates evidencing the existence and amounts of the insurance required under Paragraph 8.2(a) and 8.4. No such policy shall be cancelable or subject to modification except after thirty (30) days' prior written notice to Landlord. Tenant shall at least thirty (30) days prior to the expiration of such policies (or as soon as possible before said expiration date), furnish Landlord with evidence of renewals or "insurance binders" evidencing renewal thereof, or Landlord may order such insurance and charge the reasonable cost thereof to Tenant, which amount shall be payable by Tenant to Landlord upon demand.

       8.6 WAIVER OF SUBROGATION. Notwithstanding anything to the contrary contained herein, Landlord and Tenant (for themselves and for their respective insurers and any other person claiming through or under them, by subrogation or otherwise) each hereby release and relieve the other, and waive their entire right to recover damages (whether in contract or in tort) against the other, for loss or damage to their property arising out of or incident to the perils required to be insured against under Paragraph 8 or which is otherwise insured, regardless of cause or origin, including the negligence of the other party, its agents, employees, shareholders, officers and contractors. The effect of such releases and waivers of the right to recover damages shall not be limited by the amount of insurance carried or required, or by any deductibles applicable thereto. Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any right to subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance is not invalidated thereby.

       8.7 INDEMNITY. Except for Landlord's negligence and/or breach of express warranties, Tenant shall indemnify, protect, defend and hold harmless the Premises, Landlord and its agents, Landlord's master or ground lessor, shareholders, officers, directors and Lenders from and against any and all claims, loss of rents and/or damages, costs, liens, judgments, penalties, loss of permits, attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving, or in


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connection  with,  the  occupancy  of the  Premises  by Tenant,  the  conduct of
Tenant's business, any act, omission or neglect of Tenant, its agents, contractors, employees or invitees, and out of any Default or Breach by Tenant in the performance in a timely manner of any obligation on Tenant's part to be performed under this Lease. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any act on or proceeding involved therein, and whether or not (in the case of claims made against Landlord) litigated and/or reduced to judgment. In case any action or proceeding is brought against Landlord by reason of any of the foregoing matters, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord and Landlord shall cooperate with Tenant in such defense. Landlord need not have first paid any such claim in order to be so indemnified.

       8.8 EXEMPTION OF LANDLORD FROM LIABILITY. Unless caused by Landlord's active negligence or willful misconduct, Landlord shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Tenant, Tenant's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said injury or damage results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant of Landlord nor from the failure by Landlord to enforce the provisions of any other lease in the Industrial Center. Notwithstanding
Landlord's negligence or breach of this Lease, Landlord shall under no circumstances be liable for injury to Tenant's business or for any loss of income or profit therefrom.

9.     DAMAGE OR DESTRUCTION.

       9.1      DEFINITIONS.

                (a) "PREMISES PARTIAL DAMAGE" shall mean damage or destruction to the Premises, other than Tenant-Owned Alterations and Utility Installations, the repair cost of which damage or destruction is less than fifty percent (50%) of the then Replacement Cost (as defined in Paragraph 9.1 (d)) of the Premises (excluding Tenant-Owned Alterations and Utility Installations and Trade Fixtures) immediately prior to such damage or destruction.

                (b) "PREMISES TOTAL DESTRUCTION" shall mean damage or destruction to the Premises, other than Tenant-Owned Alterations and Utility Installations, the repair cost of which damage or destruction is fifty percent (50%) or more of the then Replacement Cost of the Premises (excluding Tenant Owned Alterations and Utility Installations and Trade Fixtures) immediately prior to such damage or destruction. In addition, damage or destruction to the Building, other than Tenant-Owned Alterations and Utility Installations and Trade Fixtures of any tenants of the Building, the cost of which damage or destruction is fifty percent (50%) or more of the then Replacement Cost (excluding Tenant-Owned Alterations and Utility Installations and Trade Fixtures of any tenants of the Building) of the Building shall at the option of Landlord, be deemed to be Premises Total Destruction.

                (c) "INSURED LOSS" shall mean damage or destruction to the Premises, other than Landlord Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by insurance described in Paragraph 8.3(a) irrespective of any deductible amounts or coverage limits involved.

                (d) "REPLACEMENT COST" shall mean the cost to repair or rebuild the improvements owned by Landlord at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of applicable building codes, ordinances or laws, and without deduction for depreciation.

                (e) "HAZARDOUS SUBSTANCE CONDITION" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.

       9.2 PREMISES PARTIAL DAMAGE - INSURED LOSS. If Premises Partial Damage that is an Insured Loss occurs, then Landlord shall, at Landlord's expense, repair such damage (but not Tenant's Trade Fixtures or Tenant-Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect.

                (a) In the event however, that there is a shortage of insurance proceeds and such shortage is due to the fact that, by reason of the unique nature of the improvements in the Premises full replacement cost insurance coverage was not commercially reasonable and available, Landlord shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Tenant provides Landlord with the funds to cover same, or adequate assurance thereof within ten (10) days following receipt of written notice of such shortage and request therefor. If Landlord receives said funds or adequate assurance thereof within said ten (10) day period, Landlord shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If Landlord does not receive such funds or assurance within said period, Landlord may nevertheless elect by written notice to Tenant within ten (10) days thereafter to make such restoration and repair as is commercially reasonable with Landlord paying any shortage in proceeds, in which case this Lease shall remain in full force and effect. If Landlord does not receive such funds or assurance within such ten (10) day period, and if Landlord does not so elect to restore and repair, then this Lease shall terminate effective as of thirty (30) days following the occurrence of the damage or destruction.

                (b) In the event that such damage, in the reasonable estimate of Landlord's contractor for such repairs, cannot be repaired within one hundred eighty (180) days from the date of the Premises Partial Damage (under a normal construction schedule not requiring payment of overtime or premium), either Landlord or Tenant may terminate this Lease by delivery of written notice to the other party within thirty (30) days after the date that the contractor's opinion is delivered to Tenant. Upon termination in accordance with this Subparagraph 9.2(b), Base Rent and any additional charges under this Lease and any related agreement shall be apportioned as of the date of the Premises Partial Damage.

                (c) Unless otherwise agreed, Tenant shall in no event have any right to reimbursement from Landlord for any funds contributed by Tenant to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3 rather than Paragraph 9.2, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.



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       9.3 PARTIAL DAMAGE - UNINSURED  LOSS. If Premises  Partial Damage that is not an Insured Loss occurs unless caused by a negligent or willful act of Tenant (in which event Tenant shall make the repairs at Tenant's expense and this Lease shall continue in full force and effect), Landlord may at Landlord's option, either (i) repair such damage as soon as reasonably possible at Landlord's expense in which event this Lease shall continue in full force and effect, or
(ii) give written notice to Tenant within thirty (30) days after receipt by Landlord of knowledge of the occurrence of such damage of Landlord's desire to terminate this Lease as of the date sixty (60) days following the date of such notice; provided, however, if, in the reasonable estimate of Landlord's contractor, repairs of such damage cannot be repaired within one hundred eighty
(180) days from the date of Premises Partial Damage (under a normal construction schedule not requiring payment of overtime or premium), then notwithstanding Landlord's decision to repair such damage, Tenant may terminate this Lease by delivery of written notice to Landlord within thirty (30) days after the date said contractor's estimate is delivered to Tenant. In the event Landlord acts to give such notice of Landlord's intention to terminate this Lease, Tenant shall have the right within ten (10) days after the receipt of such notice to give written notice to Landlord of Tenant's commitment to pay for the repair of such damage totally at Tenant's expense and without reimbursement from Landlord. Tenant shall provide Landlord with the required funds or satisfactory assurance thereof within thirty (30) days following such commitment from Tenant. In such event this Lease shall continue in full force and effect, and Landlord shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Tenant does not give such notice and provide the funds or assurance thereof within the times specified above, this Lease shall terminate as of the date specified in Landlord's notice of termination.

       9.4 TOTAL DESTRUCTION. Notwithstanding any other provision hereof if Premises Total Destruction occurs (including any destruction required by any authorized public authority) this Lease shall terminate thirty (30) days following the date of such Premises Total Destruction, whether or not the damage or destruction is an insured Loss or was caused by a negligent or willful act of Tenant. In the event, however, that the damage or destruction was caused by Tenant, Landlord shall have the right to recover Landlord's damages from Tenant except as released and waived in Paragraph 9.7.

        9.5 DAMAGE NEAR END OF TERM. If at any time during the last eight (8) months of the term of this Lease there is damage for which the cost to repair exceeds $200,000, whether or not an Insured Loss, Landlord may, at Landlord's option, terminate this Lease effective on a date to be determined by Tenant, not less than thirty (30) or more than ninety (90) days following the date of occurrence of such damage, by giving written notice to Tenant of Landlord's election to do so within fifteen (15) days after the date of occurrence of such damage. Provided, however, if Tenant at that time has an exercisable option to extend this Lease or to purchase the Premises, then Tenant may preserve this Lease by (a) exercising such option, and (b) providing Landlord with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is ten (10) days after Tenant's receipt of Landlord's written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Tenant duly exercises such option during such period and provides Landlord with funds (or adequate assurance thereof) to cover an shortage in insurance proceeds Landlord shall at Landlord's expense repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Tenant fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate as of the date set forth in the first sentence of this Paragraph 9.5.

       9.6      ABATEMENT OF RENT; TENANT'S REMEDIES.

                (a) In the event of (i) Premises Partial Damage or (ii) Hazardous Substance Condition for which Tenant is not legally responsible, the Base Rent and other charges, if any, payable by Tenant hereunder for the period during which such damage or condition, its repair, remediation or restoration continues, shall be abated in proportion to the degree to which Tenant's use of the Premises is impaired. Except for abatement of Base Rent and other charges, if any, as aforesaid, all other obligations of Tenant hereunder shall be performed by Tenant, and Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair, remediation or restoration, except to the extent of Landlord's negligence or willful misconduct (and then only to the extent that Tenant has not waived its right to recover such damages pursuant to Paragraph 8.6 of this Lease).

                (b) If Landlord shall be obligated to repair or restore the Premises under the provisions of this Paragraph 9 and shall not commence, in a substantial and meaningful way, the repair or restoration of the Premises within thirty (30) days after such obligation shall accrue, Tenant may, at any time prior to the commencement of such repair or restoration, give written notice to Landlord and to any Lenders of which Tenant has actual notice of Tenant's election to terminate this Lease on a date not less than thirty (30) days following the giving of such notice if Tenant gives such notice to Landlord and such Lenders and such repair or restoration is not commenced within fifteen (15) days after receipt of such notice this Lease shall terminate as of the date specified in said notice. If Landlord or a Lender commences the repair or restoration of the Premises within thirty (30) days after the receipt of such notice, this Lease shall continue in full force and effect. "COMMENCE" as used in this Paragraph 9.6 shall mean either the authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever occurs first.

       9.7 HAZARDOUS SUBSTANCE CONDITIONS. If a Hazardous Substance Condition (as defined in Paragraph 9.1(e)) occurs, unless Tenant is legally responsible therefor (in which case Tenant shall make the investigation and remediation thereof required by Applicable Requirements and this Lease shall continue in full force and effect, but subject to Landlord's rights under Paragraph 6.2(c) and Paragraph 13), Landlord may, at Landlord's option, either: (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect; or (ii) if the estimated cost to investigate and remediate such condition exceeds twelve (12) times the then monthly Base Rent or $100,000 whichever is greater, and such Hazardous Substance Condition was not caused by Landlord or its agents, employees, contractors or invitees and such Hazardous Substance Condition materially interferes with Tenant's or any other Building occupant's business in the Building, give written notice to Tenant within thirty (30) days after receipt by Landlord of knowledge of the occurrence of such Hazardous Substance Condition of Landlord's desire to terminate this Lease as to the date sixty (60) days following the date of such notice. In the event Landlord elects to give such notice of Landlord's intention to terminate this Lease, Tenant shall have the right within ten (10) days after the receipt of such notice to give written notice to Landlord of Tenant's commitment to pay for the excess costs of a investigation and remediation of such Hazardous Substance Condition to the extent required by Applicable Requirements, over (b) an amount equal to twelve (12) times the then monthly Base Rent or $100,000, whichever is greater. Tenant shall provide Landlord with the funds required of Tenant or satisfactory assurance) thereof within thirty
(30) days following said commitment by Tenant. In such event this Lease shall continue in full force and effect, and Landlord shall proceed to make

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such  investigation  and  remediation  as soon as reasonably  possible after the required funds are available. If Tenant does not give such notice and provide the required funds or assurance thereof within the time period specified above, this Lease shall terminate as of the date specified in Landlord's notice of termination.

       9.8 TERMINATION - ADVANCE PAYMENTS. Upon termination of this Lease pursuant to this Paragraph 9, Landlord shall return to Tenant any advance payment made by Tenant to Landlord and so much of Tenant's Security Deposit as has not been, or is not then required to be, used by Landlord under the terms of this Lease.

       9.9 WAIVER OF STATUTES. Landlord and Tenant agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises and the Building with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent it is inconsistent herewith.

10.    REAL PROPERTY TAXES.

       10.1 PAYMENT OF TAXES. Landlord shall timely pay the Real Property Taxes, as defined in Paragraph 10.2, applicable to the Industrial Center, and except as otherwise provided in Paragraph 10.3, any such amounts shall be included in the cost of Building Services in accordance with the provisions of Paragraph 4.2; provided, however, that following Landlord's receipt of the reassessment of the Industrial Center by the County of San Diego Tax Assessor, pursuant to the change in ownership of the Building in December 1995, Base Rent shall be adjusted upward or downward to reflect any upward or downward assessment of the value of the Industrial Center, and Landlord and Tenant agree to amend this Lease to reflect the revised Base Rent.

        10.2 REAL PROPERTY TAX DEFINITION. As used herein, the term "REAL PROPERTY TAXES" shall include any form of real estate tax or assessment, general, special ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax imposed upon the Industrial Center by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage, or other improvement district thereof, levied against any legal or equitable interest of Landlord in the Industrial Center or any portion thereof, Landlord's right to rent or other income therefrom, and/or Landlord's business of leasing the Premises. The term "REAL PROPERTY TAXES" shall also include any tax, fee, levy, assessment or charge, or any increase therein imposed by reason of events occurring, or changes in Applicable Law taking effect, during the term of this Lease, including but not limited to a change in the ownership of the Industrial Center or in the improvements thereon, the execution of this Lease or any modification, amendment or transfer thereof and whether or not contemplated by the Parties. Nothing contained in this Lease shall require Tenant to pay either directly or by way of reimbursement to Landlord, any franchise, estate, inheritance or succession transfer tax of Landlord, or any income, profits or revenue tax or charge, upon the net income of Landlord from all sources; provided, however, that if at any time during the term of this Lease under the laws of the United States Government or the State of California, or any political subdivision thereof, a tax or excise on rent, or any other tax however described (excluding any tax measured by net income), is levied or assessed by any such political body against Landlord on account of Rent, or a portion thereof, Real Property Taxes shall include one hundred percent (100%) of any said tax or excise. In calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real estate tax year shall be included in the calculation of Real Property Taxes for such calendar year based upon the number of days which such calendar year and tax year have in common.

       10.3 ADDITIONAL IMPROVEMENTS. The costs payable by Landlord as Building Services shall not include the costs of Real Property Taxes specified in the tax assessor's records and work sheets as being caused by additional improvements placed upon the Industrial Center by Tenant or by Landlord for the exclusive enjoyment of Tenant. Notwithstanding Paragraph 10.1 hereof, Tenant shall pay to Landlord, in accordance with Paragraph 4.2(c), the entirety of any increase in Real Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises by Tenant or at Tenant's request.

11. UTILITIES AND SERVICES. All utilities and services supplied to the Premises, including but not limited to water (including RODI water), sewer, electricity, heating, ventilating and air-conditioning, security, gas and trash removal for and normal cleaning of the Premises, together with any taxes thereon, shall be paid for by tenant through inclusion in Base Rent. Tenant's use of electrical service in the Premises shall not exceed, either in voltage, rated capacity, use or overall load, that which Landlord reasonably determines to be standard for Tenant's Permitted Use of the Premises. In the event Tenant shall consume (or request that it be allowed to consume) water, gas or electrical service in excess of that deemed by Landlord to be standard (and upon which Base Rent payable by Tenant under this Lease is calculated), Landlord may condition Tenant's excess usage upon such conditions as Landlord may reasonably elect (including the installation of utility service upgrades, submeters, additional air handlers or cooling units), and all such usage (to the extent such additional usage is feasible and permitted by law), installation and maintenance thereof shall be paid for by Tenant as an additional charge; provided that the cost of such excess usage shall not exceed the rate that would be charged to Tenant if billed directly by the local utility for the same services.

       11.1 HEATING, VENTILATING AND AIR-CONDITIONING. The furnishing of heating, ventilation and air conditioning ("HVAC") for the Premises shall be without representation or warranty from Landlord as to whether HVAC for the Premises complies with Tenant's exact performance specifications thereof or as to the adequacy of the HVAC for meeting Tenant's particular requirements in its use of the Premises, but shall be operated in a manner consistent with the design specifications and capacities of such equipment and systems as the same may exist as of the date of this Lease. The cost of maintenance and service calls to adjust and regulate the HVAC system for the Premises shall be charged to Tenant if the need for maintenance work results from Tenant's adjustment of room thermostats in deviation from Landlord's thermostat settings as set by Landlord in its reasonable judgment for the comfortable and normal occupancy of the Premises.

       11.2 TELEPHONE. The costs and expenses of any and all local and long-distance telephone services, associated hook-up and maintenance fees and any other telephone charges, and the cost of any additional or replacement equipment or cabling to the Premises shall be at Tenant's sole cost and expense.

       11.3 SECURITY AND JANITORIAL SERVICES. Building security systems consistent with those currently in place, securing access to the Building by card key access to the Building lobby shall be provided by Landlord and paid for by Tenant

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through  inclusion in the Base Rent,  except that Tenant shall be liable for the cost of replacing any lost or stolen card keys provided to Tenant by Landlord. Landlord shall provide vacuuming and general cleaning services to the Premises at least five (5) days per week, Monday through Friday (excluding Building holidays, as set forth in the Building Rules and Regulations) at such times and under such general terms as Landlord may establish in its reasonable discretion from time to time. The cost of Building- standard janitorial services provided to the Premises shall be paid for by Tenant through inclusion in Base Rent. Tenant shall pay the additional cost reasonably attributable to any special janitorial services provided to the Premises as a result of Tenant's particular
requirements,   Trade  Fixtures  or  Tenant-Owned   Alterations  and/or  Utility
Installations, which shall be billed separately by Landlord based on the janitorial service provider's invoices.

       11.4 RECEPTIONIST SERVICES. Landlord shall provide a receptionist for the Building ("BUILDING RECEPTIONIST"), located in the main entrance lobby of the Building, Monday through Friday (excluding Building holidays, as set forth in the Building Rules and Regulations), during the hours set forth in the Building Rules and Regulations and, subject to Tenant's reasonable review and approval, under such general terms as Landlord may establish in its reasonable discretion from time to time. The cost of such receptionist services shall be paid by Tenant as an inclusion in Base Rent. Provided that Tenant gives Landlord written notice of any such special services or overtime provided by the Building Receptionist on a monthly basis, Tenant may separately arrange for the Building Receptionist to provide special or overtime services not covered by Landlord's contract. Tenant shall pay the additional cost for such services and overtime, which shall be billed separately by Landlord.

12.    ASSIGNMENT AND SUBLETTING.

       12.1     LANDLORD'S CONSENT REQUIRED.

                (a) Tenant shall not voluntarily or by operation of law assign, transfer, mortgage or otherwise transfer or encumber (collectively, "assign") or sublet all or any part of Tenant's interest in this Lease or in the Premises without Landlord's prior written consent given under and subject to the terms of Paragraph 36.

                (b) A change in the control of Tenant shall constitute an assignment requiring Landlord's consent. The transfer, on a cumulative basis, of fifty percent (50%) or more of the voting control of Tenant (provided that the foregoing shall not apply so long as Tenant remains a publicly-traded company on a national securities exchange), or the transfer, on a cumulative basis, of twenty-five percent (25%) or more of the voting control of Tenant to a single person or entity or commonly-controlled entities, shall constitute a change in control for this purpose.

                (c) An assignment or subletting of Tenant's interest in this Lease without Landlord's specific prior written consent shall, at Landlord's option, be a Breach of this Lease. If Landlord elects to treat such unconsented to assignment or subletting as a Breach, Landlord shall have the right to either: (i) exercise any of Landlord's remedies under Section 13.2 (subject to Tenant's cure rights under Section 13.1) or (ii) upon thirty (30) days' written notice ("LANDLORD'S NOTICE"), increase the monthly Base Rent for the Premises to the greater of the then fair market rental value of the Premises, as reasonably determined by Landlord or one hundred ten percent (110%) of the Base Rent then in effect. Pending determination of the new fair market rental value, if disputed by Tenant, Tenant shall pay the amount set forth in Landlord's Notice, with any overpayment credited against the next installment(s) of Base Rent coming due, and any underpayment for the period retroactively to the effective date of the adjustment being due and payable immediately upon the determination thereof. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Tenant shall be subject to similar adjustment to the then far market value as reasonably determined by Landlord (without the Lease being considered an encumbrance or any deduction for depreciation or obsolescence and considering the Premises at its highest and best use and in good condition) or one hundred ten percent (110%) of the price previously in effect, (ii) any index-oriented rental or price adjustment formula as contained in this Lease shall be adjusted to require that the base index be determined with reference to the index applicable to the time of such adjustment, and (iii) any fixed rental adjustments scheduled during the remainder of the Lease term shall be increased in the same ratio as the new rental bears to the Base Rent in effect immediately prior to the adjustment specified in Landlord's Notice.

       12.2     TERMS AND CONDITIONS APPLICABLE TO ASSIGNMENT AND
SUBLETTING.

                (a) Regardless of Landlord's consent or a Permitted Transfer not requiring Landlord's consent (as provided in Subparagraph 12.4), any assignment or subletting shall not (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Tenant under this Lease,
(ii) release Tenant of any obligations hereunder, nor (iii) alter the primary liability of Tenant for the payment of Base Rent and other sums due Landlord hereunder or for the performance of any other obligations to be performed by Tenant under this Lease.

                (b) Landlord may accept any rent or performance of Tenant's obligations from any person other than Tenant pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of any rent for performance shall constitute a waiver or estoppel of Landlord's right to exercise its remedies for the Default or Breach by Tenant of any of the terms, covenants or conditions of this Lease.

                (c) The consent of Landlord to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Tenant or to any subsequent or successive assignment or subletting by the assignee or sublessee. However, Landlord may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Tenant or anyone else liable under this Lease or the sublease and without obtaining their consent, and such action shall not relieve such persons from liability under this Lease or the sublease.

                (d) In the event of any Default or Breach of Tenant's obligation under this Lease, Landlord may proceed directly against Tenant or anyone else responsible for the performance of the Tenant's obligations under this Lease, including any sublessee, without first exhausting Landlord's remedies against any other person or entity responsible therefor to Landlord, or any security held by Landlord.

                (e) Each  request for  consent to an  assignment  or  subletting shall be in writing accompanied by information relevant to Landlord's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee including but not limited to the intended use and/or required modification of the Premises, if any, together with a deposit of $1,000, as reasonable consideration for Landlord's considering and processing the request for consent. Tenant agrees to reimburse Landlord for all of Landlord's expenses associated with Tenant's request for any sublease or assignment, including, but not limited to, Landlord's actual attorneys' fees and costs up to an

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amount of $1,000 per request for all such costs and expenses. Tenant also agrees
to  provide   Landlord  with  such  other  or  additional   information   and/or
documentation as may be reasonably requested by Landlord.

                (f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of Landlord, to have assumed and agreed to conform and comply with each and every term covenant condition and obligation herein to be observed or performed by Tenant during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Landlord has specifically consented in writing.

                (g) If for any assignment or sublease, Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the Base Rent called for hereunder, or in case of the sublease of a portion of the Premises, in excess of such Base Rent fairly allocable to such portion, after appropriate adjustments to assure that all other payments called for hereunder are appropriately taken into account, Tenant shall pay to Landlord, as additional rent hereunder, fifty percent (50%) of the excess of each such payment of rent or other consideration received by Tenant over Tenant's customary and reasonable costs and expenses of making the assignment or sublease (which costs and expenses shall be amortized over the term of the assignment or sublease), which shall be due and payable by Tenant to Landlord promptly after its receipt by Tenant.

       12.3 ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO SUBLETTING. The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

                (a) Tenant hereby assigns and transfers to Landlord all of Tenant's interest in all rentals and income arising from any sublease of all or any portion of the Premises heretofore or hereafter made by Tenant, and Landlord may collect such rent and income and apply same toward Tenant's obligations under this Lease provided, however, that until a Breach (as defined in Paragraph 13.1) shall occur in the performance of Tenant's obligations under this Lease, Tenant may, except as otherwise provided in this Lease, receive, collect and enjoy the rents accruing under such sublease. Landlord shall not, by reason of the foregoing provision or any other assignment of such sublease to Landlord, nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Tenant to perform and comply with any of Tenant's obligations to such sublessee under such Sublease. Tenant hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Landlord stating that a Breach exists in the performance of Tenant's obligations under this Lease, to pay to Landlord the rents and other charges due and to become due under the sublease, sublessee shall rely upon any such statement and request from Landlord and shall pay such rents and other charges to Landlord without any obligation to inquire as to whether such Breach exists and notwithstanding any notice from or claim from Tenant to the contrary (unless Tenant provides such sublessee with reasonable evidence refuting Landlord's written notice). Tenant shall have no right or claim against such sublessee, or, until the Breach has been cured, against Landlord, for any such rents and other charges so paid by said sublessee to Landlord.

                (b) In the event of a Breach by Tenant in the performance of its obligations under this Lease, Landlord, at its option and without any obligation to do so, may require any sublessee to attorn to Landlord, in which event Landlord shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any other prior defaults or breaches of such sublessor under such sublease.

                (c) No sublessee under a sublease approved by Landlord shall further assign or sublet all or any part of the Premises without Landlord's prior written consent.

                (d) Landlord shall deliver a copy of any notice of Default or Breach by Tenant to the sublessee, who shall have the right to cure the Default of Tenant within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Tenant for any such Defaults cured by the sublessee.

       12.4 PERMITTED TRANSFER. Any provision in this Lease to the contrary notwithstanding, and so long as Tenant otherwise complies with the provisions of this Paragraph 12, Landlord's consent shall not be required for any of the following transfers (each of which shall be a "PERMITTED TRANSFER," and the transferee of such Permitted Transfer shall be a "PERMITTED TRANSFEREE"), and Landlord shall not be entitled to receive any part of the subrent resulting therefrom that would otherwise be due under this Paragraph 12; provided that before such assignment shall be effective, (a) Landlord shall be given written notice of such Permitted Transfer and (b) the use of the Premises by the Permitted Transferee shall be as set forth in Subparagraph 6.1. "NET WORTH OF TENANT" for purposes of this Lease shall be the net worth of Tenant established under generally accepted accounting principles consistently applied.

                (a) Tenant may sublease all or part of the Premises or assign its interest in this Lease to any corporation which controls, is controlled by or is under common control with the original Tenant to this Lease by means of an ownership interest of more than 50%. For purposes of this Subparagraph 12.4(a), the term "ownership interest" means possession, directly or indirectly, of the power to direct or cause the direction of the management, affairs and policies of anyone, whether through the ownership of voting securities, by contract or otherwise.

                (b) Tenant may assign its interest in the Lease to a corporation which results from a merger, consolidation or other reorganization in which Tenant is not the surviving corporation, so long as the surviving corporation has a net worth at the time of such Permitted Transfer that is equal to or greater than the lesser of (i) the Net Worth of Tenant immediately prior to such Permitted Transfer or (ii) the Net Worth of Tenant on the Commencement Date.

                (c) Tenant may assign this Lease to a corporation which purchases or otherwise acquires all or substantially all of the assets of Tenant, so long as such acquiring corporation has a net worth at the time of such Permitted Transfer that is equal to or greater than the lesser of (i) the Net Worth of Tenant immediately prior to such Permitted Transfer, or (ii) the Net Worth of Tenant on the Commencement Date.

13.    DEFAULT; BREACH; REMEDIES.

       13.1 DEFAULT; BREACH. Landlord and Tenant agree that if an attorney is consulted by either party in connection with a default or breach by the other party of the material terms, covenants, conditions or rules applicable to the other party, the reasonable out-of-pocket costs for legal services and out-of-pocket costs in the preparation and service of a notice of Default shall be reimbursed by the party receiving such notice as follows: (i) in the case of a Tenant Default or Breach, as additional rent due and payable to cure said default; or (ii) in the case of Landlord's breach pursuant to Paragraph 13.5,



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reimbursable  by Landlord in  accordance  with  Paragraph  13.5.  A "DEFAULT" by
Tenant is defined as a failure by Tenant to observe, comply with or perform any of the terms, covenants, conditions or rules applicable to Tenant under this Lease. A "BREACH" by Tenant is defined as the occurrence of any one or more of the following Defaults, and, where a grace period for cure after notice is specified herein, the failure by Tenant to cure such Default prior to the expiration of the applicable grace period, and shall entitle Landlord to pursue the remedies set forth in Paragraph 13.2;

                (a) The vacating of the Premises without the intention to reoccupy same, or the abandonment of the Premises.

                (b) Except as expressly otherwise provided in this Lease, the failure by Tenant to make any payment of Base Rent or any other monetary payment required to be made by Tenant hereunder as and when due, the failure by Tenant to provide Landlord with reasonable evidence of insurance or surety bond required under this Lease, or the failure of Tenant to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of five (5) business days following written notice thereof by or on behalf of Landlord to Tenant (or such shorter period of time as Landlord determines to be reasonable in the event of a proximate threat to life or property).

                (c) Except as expressly otherwise provided in this Lease, the failure by Tenant to provide Landlord with reasonable written evidence (in duly executed original form if applicable) of (i) compliance with Applicable Requirements per Paragraph 6.2(d), (ii) the rescission of an unauthorized assignment or subletting per Paragraph 12.1, (iii) an Estoppel Certificate per Paragraph 16, (iv) the subordination or non-subordination of this Lease per Paragraph 30, (v) the execution of any document requested under Paragraph 42 (easements), or (vi) any other documentation or information which Landlord may reasonably require of Tenant under the terms of this lease, where any such failure continues for a period of ten (10) days following written notice by or on behalf of Landlord to Tenant (or such longer period of time as reasonably required by Tenant to comply with or to provide reasonable written evidence of compliance with the Applicable Requirements, if Tenant is reasonably unable to comply with such ten-day period).

                (d) A Default by Tenant as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof that are to be observed, complied with or performed by Tenant, other than those described in Subparagraphs 13.1 (a), (b) or (c), above where such Default continues for a period of thirty (30) days after written notice thereof by or on behalf of Landlord to Tenant; provided, however, that if the nature of Tenant's Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach of this Lease by Tenant if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

                (e) The occurrence of any of the following events: (i) the making by Tenant of any general arrangements or assignment for the benefit of creditors; (ii) Tenant's becoming a "debtor" as defined in 11 U.S. Code Section 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where possession is not restored to Tenant within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where such seizure is not discharged within thirty (30) days provided, however in the event that any provision of this Subparagraph 13.1(e) is contrary to any applicable law, such provision shall be of no force or effect, and shall not affect the validity of the remaining provisions.

                (f) The discovery by Landlord that any financial statement of Tenant given to Landlord by Tenant was materially false.

       13.2 REMEDIES. If Tenant fails to perform any affirmative duty or obligation of Tenant under this Lease, within ten (10) days after written notice to Tenant (or in case of an emergency without notice), Landlord may at its option (but without obligation to do so) perform such duty or obligation on Tenant's behalf, including but not limited to the obtaining of reasonably required bonds insurance policies, or governmental licenses, permits or approvals. The reasonable costs and expenses of any such performance by Landlord shall be due and payable by Tenant to Landlord upon invoice therefor. If any check given to Landlord by Tenant shall not be honored by the bank upon which it is drawn, Landlord, at its own option, may require a future payments to be made under this Lease by Tenant to be made only by cashier's check. In the event of a Breach of this Lease by Tenant (as defined in Paragraph 13.1), with or without further notice or demand, and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such Breach, Landlord may:

                (a)  Terminate  Tenant's  right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant: (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Tenant proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Tenant proves could be reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by the Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of any leasing commission paid by Landlord in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco or the Federal Reserve Bank District in which the Premises are located at the time of award plus one percent (1%). Efforts by Landlord to mitigate damages caused by Tenant's Default or Breach of this Lease shall not waive Landlord's right to recover damages under this Paragraph 13.2. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Landlord shall have the right to recover in such proceeding the unpaid rent and damages as are recoverable therein, or Landlord may reserve the right to recover all or any part thereof in a separate suit for such rent and/or damages. If a notice and grace period required under Subparagraph 13.1(b), (c) or (d) was not previously given, a notice to pay rent or quit, or to perform or quit as the case may be, given to Tenant under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for calculating grace periods required by Subparagraph 13.1(b),(c) or (d). In such case, the applicable grace period under the unlawful detainer statue shall run concurrently with the applicable grace period under this Lease after the one such statutory notice, and the failure of Tenant to cure the


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Default  within the greater of the two (2) such grace periods  shall  constitute both an unlawful detainer and a Breach of this Lease entitling Landlord to the remedies provided for in this Lease and/or by said statute.

                (b) Continue the Lease and Tenant's right to possession (under California Civil Code Section 1951.4 or any superseding statute) after Tenant's Breach and recover the rent as it becomes due, provided Tenant has the right to sublet or assign, subject only to reasonable limitations. Landlord and Tenant agree that the limitations on assignment and subletting in this Lease are reasonable Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver to protect the Landlord's interest under this Lease, shall not constitute a termination of the Tenant's right to possession.

                (c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state wherein the Premises are located.

                (d) The expiration or termination of this Lease and/or the termination of Tenant's right to possession shall not relieve Tenant from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Tenant's occupancy of the Premises.

       13.3     INTENTIONALLY DELETED.

       13.4 LATE CHARGES. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by the terms of any ground lease, mortgage or deed of trust covering the Premises. Accordingly, if any installment of rent or other sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after such amount shall be due, then, without any requirement for notice to Tenant. Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount; provided, however, that, no more than twice per calendar year, Tenant shall not incur the obligation to pay the foregoing charge for late payment until five (5) days after Tenant's receipt of written notice that such amounts have not been received by Landlord when due. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's Default or Breach with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding Paragraph 4.1 or any other provision of this Lease to the contrary, Base Rent shall, at Landlord's option, become due and payable quarterly in advance.

       13.5 BREACH BY LANDLORD. Landlord shall not be deemed in breach of this Lease unless Landlord fails within a reasonable time to perform an obligation required to be performed by Landlord. For purposes of this Paragraph 13.5, a reasonable time shall in no event be less than thirty (30) days after receipt by Landlord, and by any Lender(s) whose name and address shall have been furnished to Tenant in writing for such purpose, of written notice specifying wherein such obligation of Landlord has not been performed; provided, however that if the nature of Landlord's obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Landlord shall not be in breach of this Lease if performance is commenced within such thirty (30) day period after delivery of Tenant's written notification and is thereafter diligently pursued to completion. If Landlord (a) does not commence performance within such thirty (30) day period, or (b) fails to diligently commence and pursue such performance to completion, and the effect of such failure associated with such non-performance materially interferes with Tenant's Use of the Premises, Tenant may perform Landlord's obligation, at Landlord's expense (if the cost of such performance obligations are included in Base Rent), and Landlord shall reimburse Tenant within thirty (30) days of Tenant's delivery to Landlord of written proof that such performance costs have been paid by Tenant. If Landlord fails to reimburse Tenant within such 30-day period, Tenant may deduct the cost of such repairs from future payments becoming due and payable to Landlord.

14. CONDEMNATION. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of the floor area of the Premises, or more than twenty-five percent (25%) of the portion of the Common Areas designated for Tenant's parking is taken by condemnation, Tenant may at Tenant's option, to be exercised in writing within ten (10) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. Failure by Tenant to deliver such notice within such 10-day period shall be deemed Tenant's decision to continue the Lease. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the Premises. No reduction of Base Rent shall occur if the condemnation does not apply to any portion of the Premises or does not otherwise materially impair the operation of Tenant's business therein. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution of value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Tenant shall be entitled to any compensation, separately awarded to Tenant for Tenant's relocation expenses and/or loss of Tenant's Trade Fixtures. In the event that Tenant does not terminate this Lease by reason of such condemnation, Landlord shall provide Tenant, within thirty (30) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority shall have taken possession), with written notice of the scope and nature of Landlord's proposed repairs of any damage to the Premises, if any, caused by such condemnation authority, as reasonably determined by Landlord. If the scope and nature of Landlord's proposed repairs contained in such notice are not acceptable to Tenant, Tenant may within ten (10) days after delivery of such notice terminate this Lease as of the date thirty (30) days following the date of Landlord's notice of the scope and nature of Landlord's proposed repairs. If Tenant does not terminate this Lease, Landlord shall repair such damage as soon as reasonably possible in substantial conformance with the scope and nature of the repairs set forth in Landlord's notice.


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15.    BROKERS' FEES.

       15.1 PROCURING CAUSE. The Tenant's Broker named in Paragraph 1.10 is the procuring cause of this Lease.

       15.2 REPRESENTATIONS AND WARRANTIES. Tenant and Landlord each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder other than as named in Paragraph 1.10 in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and that no broker or other person, firm or entity other than said named Broker(s) is entitled to any commission or finder's fee in connection with said transaction. Tenant and Landlord do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, and/or attorneys' fees reasonably incurred with respect thereto.

16.    TENANCY AND FINANCIAL STATEMENTS.

       16.1 TENANCY STATEMENT. Each Party (as "RESPONDING PARTY") shall within ten (10) days after written notice from the other Party (the "REQUESTING PARTY") execute, acknowledge and deliver to the Requesting Party an estoppel certificate in reasonable and customary form and substance ("ESTOPPEL CERTIFICATE") which may include such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party or by any lender of a Requesting Party.

       16.2 FINANCIAL STATEMENT. If Landlord desires to finance, refinance, or sell the Premises or the Building or any part thereof, Tenant shall deliver to any potential lender or purchaser designated by Landlord such financial statements of Tenant as may be reasonably required by such lender or purchaser, including but not limited to Tenant's financial statements for the past three
(3) years. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth. As long as Tenant is a publicly-held company, Tenant's most recent annual report and all quarterly reports published (or otherwise publicly disseminated) shall be sufficient for the requirements of this Paragraph 16.2.

17. LANDLORD'S LIABILITY. The term "LANDLORD" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises. In the event of a transfer of Landlord's title or interest in the Premises or in this Lease, Landlord shall deliver to the transferor or assignee (in cash or by credit) any unused Security Deposit held by Landlord at the time of such transfer or assignment. Upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Landlord shall be relieved of liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Landlord. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Landlord shall be binding only upon the Landlord as hereinabove defined.

18. SEVERABILITY. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. INTEREST ON PAST-DUE OBLIGATIONS. Any monetary payment due Landlord or Tenant hereunder, other than Tenant's late charges, not received by the party to whom such payment is due within ten (10) days following the date on which it was due, shall bear interest from the date due at the prime rate charged by the largest state chartered bank in the state in which the Premises are located plus four percent (4%) per annum, but not exceeding the maximum rate allowed by law. In the event Landlord is entitled to a late charge from Tenant pursuant to Paragraph 13.4, such interest shall be payable by Tenant to Landlord in addition to such late charge.

20. TIME OF ESSENCE. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

21. RENT DEFINED. All monetary obligations of Tenant to Landlord under the terms of this Lease are deemed to be rent.

22. NO PRIOR OR OTHER AGREEMENTS BROKER DISCLAIMER. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Landlord and Tenant each represents and warrants to Tenant's Broker that it has made and is relying solely upon its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the nature, quality and character of the Premises. Tenant's Broker has no responsibility with respect thereto or with respect to any default or breach hereof by either Party. Tenant's Broker shall be an intended third party beneficiary of the provisions of this Paragraph 22.

23.    NOTICES.

       23.1 NOTICE REQUIREMENTS. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by certified or registered mail, return receipt requested, with postage prepaid, or nationally recognized overnight delivery service, or by facsimile transmission during normal business hours, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notice purposes. Either Party may by written notice to the other specify a different address for notice purposes. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate by written notice to Tenant.

       23.2 DATE OF NOTICE. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon; failure to accept delivery shall be deemed effective delivery. If sent by regular mail, the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by overnight courier that guarantees next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the courier. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon

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telephone  or facsimile  confirmation  of receipt of the  transmission  thereof, provided a copy is also delivered via personal delivery or mail. If notice is received on a Saturday or a Sunday or a legal holiday, it shall be deemed received on the next business day.

24. WAIVERS. No waiver by a Party (the "WAIVING PARTY") of the Default or Breach of any term, covenant or condition hereof by the other Party (the "NON-WAIVING PARTY"), shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by the Non-Waiving Party of the same or any other term, covenant or condition hereof. The Waiving Party's consent to, or approval of, any such act shall not be deemed to render unnecessary the obtaining of the Waiving Party's consent to, or approval of, any subsequent or similar act by the Non-Waiving Party, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. Regardless of the Landlord's knowledge of a Default or Breach at the time of accepting rent, the acceptance of rent by Landlord shall not be a waiver of any Default or Breach by Tenant of any provision hereof. Any payment given Landlord by Tenant may be accepted by Landlord on account of moneys or damages due Landlord, notwithstanding any qualifying statements or conditions made by Tenant in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Landlord at or before the time of deposit of such payment.

25. RECORDING. Subject to the prior written approval of Landlord's lender, either Landlord or Tenant shall, upon request of the other, execute, acknowledge and deliver to the other a short form memorandum of this Lease for recording purposes. The Party requesting recordation shall be responsible for payment of any fees or taxes applicable thereto.

26. NO RIGHT TO HOLDOVER. Tenant has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease. In the event that Tenant holds over in violation of this Paragraph 26 then the Base Rent payable from and after the time of the expiration or earlier termination of this Lease shall be increased to one hundred fifty percent (150%) of the Base Rent applicable during the month immediately preceding such expiration or earlier termination. Nothing contained herein shall be construed as a consent by Landlord to any holding over by Tenant.

27. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. COVENANTS AND CONDITIONS. All provisions of this Lease to be observed or performed by Landlord or Tenant are both covenants and conditions.

29. BINDING EFFECT; CHOICE OF LAW. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.    SUBORDINATION; ATTORNMENT; NON-DISTURBANCE.

       30.1 SUBORDINATION. Subject to the conditions of Paragraph 11 of Addendum "A" hereto, this Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "SECURITY DEVICE"), now or hereafter placed by Landlord upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Tenant agrees that the Lenders holding any such Security Device shall have no duty, liability or obligation to perform any of the obligations of Landlord under this Lease, but that in the event of Landlord's default with respect to any such obligation, Tenant will give any Lender whose name and address have been furnished Tenant in writing for such purpose notice of Landlord's default pursuant to Paragraph
13.5. If any Lender shall elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device and shall give written notice thereof to Tenant, this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

       30.2 ATTORNMENT. Subject to the non-disturbance provisions of Paragraph 30.3, Tenant agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Tenant might have against any prior lessor, or (iii) be bound by prepayment of more than one month's rent.

       30.3 NON-DISTURBANCE. With respect to Security Devices entered into by Landlord after the execution of this lease, Tenant's subordination of this Lease shall be subject to receiving assurance (a "NON-DISTURBANCE AGREEMENT") from the Lender that Tenant's possession and this Lease, including any options to extend the term hereof, will not be disturbed so long as Tenant is not in Breach hereof and attorns to the record owner of the Premises.

       30.4 SELF-EXECUTING. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that upon written request from Landlord or a Lender in connection with a sale, financing or refinancing of Premises, Tenant and Landlord shall execute such further writings as may be reasonably required to separately document any such subordination or non subordination, attornment and/or Non-Disturbance Agreement as is provided for herein.

31. ATTORNEYS' FEES. If any Party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term "PREVAILING PARTY" shall include, without limitation, a Party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party of its claim or defense. The attorneys' fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all reasonable attorneys' fees incurred.


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32. LANDLORD'S ACCESS; SHOWING PREMISES; REPAIRS. Landlord and Landlord's agents shall have the right to enter the Premises at any time, in the case of an emergency (provided that Landlord shall give Tenant notice of such emergency promptly after such entry), and otherwise at reasonable times for the purpose of showing the same to prospective purchasers, lenders, or tenants, and performing such maintenance and making such alterations, repairs, improvements or additions to the Premises or to the Building, as Landlord may reasonably deem necessary and as otherwise required under this Lease. Except in the case of an emergency or normal maintenance and repairs, Tenant shall be permitted to have a
representative  of  Tenant  accompany  such   inspections,   provided  that  the
non-availability of a Tenant representative shall not delay or prevent Landlord from performing such an inspection. Landlord may at any time place on or about the Building any ordinary "FOR SALE" signs and Landlord may at any time during the last one hundred eighty (180) days of the term hereof place on or about the Building any ordinary "FOR LEASE" signs. All such activities of Landlord shall be without abatement of rent or liability to Tenant.

33. AUCTIONS. Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Landlord's prior written consent. Notwithstanding anything to the contrary in this Lease, Landlord shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

34. SIGNS. Tenant shall not place any sign upon the exterior of the Premises or the Building, except that Tenant may, with Landlord's prior written consent, install (but not on the Building) such signs as are reasonably required to advertise Tenant's own business so long as such signs are in a location designated by Landlord and comply with Applicable Requirements and such signage criteria as may be reasonably promulgated for the Industrial Center by Landlord. The installation of any sign on the Premises by or for Tenant shall be subject to the provisions of Paragraph 7 (Maintenance, Repairs, Utility Installations, Trade Fixtures and Alterations). Unless otherwise expressly agreed herein, Landlord reserves air rights to the use of the roof of the Building, and the right to install advertising signs on the Building, including the roof, which do not unreasonably interfere with the conduct of Tenant's business; Landlord shall be entitled to all revenues from such advertising signs.

35. TERMINATION; MERGER. Unless specifically stated otherwise in writing by Landlord, the voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof, or a termination hereof by Landlord for Breach by Tenant, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Landlord shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Landlord's failure within ten (10) days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Landlord's election to have such event constitute the termination of such interest.

36.    CONSENTS.

       (a) Except for Paragraph 33 hereof (Auctions) or as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Tenant's actual reasonable out-of-pocket costs and expenses (including but not limited to architects', attorneys', engineers' and other consultants'
fees) incurred in the consideration of, or response to, a request by Landlord for any Tenant consent pertaining to Landlord's Alterations, compliance with FDA requirements or any Tenant consents under Paragraph 42 (as long as such consents are not required as a result of Tenant's particular use of, or Alterations or additions to the Premises, Building or Industrial Center) shall be paid by Landlord to Tenant upon receipt of an invoice and supporting documentation therefor. Landlord's actual reasonable out-of-pocket costs and expenses
(including but not limited to architects', attorneys', engineers' and other consultants' fees) incurred in the consideration of, or response to, a request by Tenant for any Landlord consent pertaining to this Lease or the Premises, including but not limited to consents to an assignment a subletting or the presence or use of a Hazardous Substance, shall be paid by Tenant to Landlord upon receipt of an invoice and supporting documentation therefor. In the event that Landlord's liability associated with the action for which Landlord's consent is requested by Tenant is reasonably estimated by Landlord to exceed the amount held by Landlord as the Security Deposit, then it shall be reasonable for Landlord to require, as a condition to Landlord's consent to any such request by Tenant, that Tenant deposit with Landlord an amount of money (in addition to the Security Deposit held under Paragraph 5) reasonably calculated by Landlord to represent Landlord's excess liability not covered by the amount of the Security Deposit. Any unused portion of said additional deposit shall be refunded to Tenant without interest. Landlord's consent to any act, assignment of this Lease or subletting of the Premises by Tenant shall not constitute an acknowledgment that no Default or Breach by Tenant of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Landlord at the time of such consent.

       (b) All conditions to Landlord's consent authorized by this Lease are acknowledged by Tenant as being reasonable. The failure to specify herein any particular condition to Landlord's consent shall not preclude the impositions by Landlord at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given.

37.  INTENTIONALLY DELETED.

38. QUIET POSSESSION. Upon payment by Tenant of the rent for the Premises and the performance of all of the covenants, conditions and provisions on Tenant's part to be observed and performed under this Lease, Tenant shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease. Landlord covenants and agrees to act in good faith to coordinate its construction activities in the Building, if any, with Tenant and to act reasonably in performing such construction so as to not unreasonably interfere with Tenant's Permitted Use of the Premises. Tenant agrees to act in good faith to permit Landlord to perform its construction in a reasonable manner and at reasonable times in order to allow Landlord to avoid interfering with Tenant's Permitted Use of the Premises.

39.    OPTIONS.

       39.1 DEFINITION. As used in this Lease, the word "OPTION" has the following meaning: (a) the right to extend the term of this Lease or to renew this Lease or to extend or renew any lease that Tenant has on other property of Landlord; (b) the right of first refusal to lease the Premises or the right of first offer to lease the Premises or the right of first refusal


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
to lease other property of Landlord or the right of first offer to lease other property of Landlord; (c) the right to purchase the Premises, or the right of first refusal to purchase the Premises, or the right of first offer to purchase the Premises, or the right to purchase other property of Landlord, or the right of first refusal to purchase other property of Landlord, or the right of first offer to purchase other property of Landlord.

       39.2 OPTIONS PERSONAL TO ORIGINAL TENANT. Each Option granted to Tenant in this Lease is personal to the original Tenant named in Paragraph 1.1 hereof, and cannot be voluntarily or involuntarily assigned or exercised by any person or entity other than said original Tenant or a Permitted Transferee while the original Tenant is in full and actual possession of the Premises and without the intention of thereafter assigning or subletting. The Options, if any, herein granted to Tenant are not assignable (except to a Permitted Transferee), either as a part of an assignment of this Lease or separately or apart therefrom, and no Option may be separated from this Lease in any manner, by reservation or otherwise.

       39.3 MULTIPLE OPTIONS. In the event that Tenant has any multiple Options to extend or renew this Lease, a later option cannot be exercised unless the prior Options to extend or renew this Lease have been validly exercised.

       39.4 EFFECT OF DEFAULT ON OPTIONS.

                (a) Tenant shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary: (i) during the period commencing with the giving of any notice of Default under Paragraph
13.1 and continuing until the noticed Default is cured, or (ii) during the period of time any monetary obligation due Landlord from Tenant is unpaid (without regard to whether notice thereof is given Tenant), or (iii) during the time Tenant is in Breach of this Lease, or (iv) in the event that Tenant has materially defaulted under Paragraph 13.1 three (3) or more times during the twelve (12) month period immediately preceding the exercise of the Option, whether or not the Defaults are cured.

                (b) All rights of Tenant under the provisions of an Option shall terminate and be of no further force or effect, notwithstanding Tenant's due and timely exercise of the Option if after such exercise and during the term of this Lease, (i) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of thirty (30) days after such obligation becomes due (without any necessity of Landlord to give notice thereof to Tenant), or (ii) Tenant materially defaults under Paragraph 13.1 three (3) or more times during any twelve (12) month period, whether or not the Defaults are cured, or (iii) if Tenant commits a Breach of this Lease.

40. RULES AND REGULATIONS. Tenant agrees that it will abide by, and keep and observe all reasonable rules and regulations ("RULES AND REGULATIONS") which Landlord may make from time to time for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Industrial Center and their invitees. Landlord agrees that it shall abide by, keep and observe the Rules and Regulations in its occupancy of the Building, in the event that Landlord occupies any other premises of the Building during the Term of this Lease.

41. SECURITY MEASURES. Security services or measures provided by Landlord to the Building are provided to Tenant without warrranty by Landlord as to the effectiveness of such services or measures to protect the Premises, Tenant, its agents and invitees and their property against the acts of third parties.

42. RESERVATIONS. Landlord reserves the right, from time to time, to grant, without the consent or joinder of Tenant, such easements, rights of way, utility race ways, and dedications that Landlord deems necessary, and to cause the recordation of parcel maps and restrictions; provided that any such easements, rights of way, utility raceways, dedications, maps and restrictions which materially interfere with the use of the Premises by Tenant or materially increase Tenant's monetary obligations under this Lease shall not be granted by Landlord without Tenant's consent (except that such limitations shall not prevent Landlord granting an interest in the Industrial Center in compliance with Applicable Requirements). If Landlord seeks to make any of the foregoing changes which require Tenant's consent, Tenant's consent shall not be unreasonably delayed or withheld. Tenant agrees to sign any documents reasonably requested by Landlord to effectuate any such easement rights, dedication, map or restrictions.

43. PERFORMANCE UNDER PROTEST. If at any time a dispute shall arise as to any amount or sum of money to be paid to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

44. AUTHORITY. If either Party hereto is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. If Tenant is a corporation, trust or partnership, Tenant shall within thirty (30) days after request by Landlord, deliver to Landlord evidence satisfactory to Landlord of such authority.

45. CONFLICT. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46. OFFER. Preparation of this Lease by either Landlord or Tenant or Landlord's agent or Tenant's agent and submission of same to Tenant or Landlord shall not be deemed an offer to lease. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

47. AMENDMENTS. This Lease may be modified only in writing signed by the parties in interest at the time of the modification. The Parties shall amend this Lease from time to time to reflect any adjustments that are made to the Base Rent or other rent payable under this Lease. As long as they do not materially change Tenant's obligations hereunder Tenant agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by an institutional insurance company or pension plan Lender in connection with the obtaining of normal financing or refinancing

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of the property of which the Premises are a part;  provided that Landlord  shall reimburse Tenant its reasonable actual out-of-pocket legal fees and costs associated with such modification up to an amount of $1,000 per request.

48. MULTIPLE PARTIES. Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Landlord or Tenant, the obligations of such multiple parties shall be the joint and several responsibility of all persons or entities named herein as such Landlord or Tenant.

49. COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall comprise but a single instrument.








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

LANDLORD AND TENANT HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LANDLORD AND TENANT WITH RESPECT TO THE PREMISES.


The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.


Executed at:  San Diego, CA            Executed at  La Jolla, California

on:  7/18/96                           on:  7/17/96


By LANDLORD:                           By TENANT:


MATRIX PHARMACEUTICAL, INC.            ADVANCED TISSUE SCIENCES, INC.
a Delaware corporation                 a Delaware corporation

     RONALD P. LYNCH                         ARTHUR J. BENVENUTO
By:________________________            By:________________________

     Ronald P. Lucas                         Arthur J. Benvenuto
Name:______________________            Name:__________________________________

     V.P. of Operations                      Chairman and CEO
Title:_____________________            Title:_____________________

Address:  34700 Campus Drive           Address:  10933 North Torrey Pines Road
          Fremont, California 94555              La Jolla, California  92037


Telephone:  (510) 742-9900             Telephone:  (619) 450-5730

Facsimile:  (510) 742-8510             Facsimile:  (619) 450-5732

                                  ADDENDUM "A"

                   TO INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE

                                     BETWEEN

               MATRIX PHARMACEUTICAL, INC., A DELAWARE CORPORATION

                                       AND

                         ADVANCED TISSUE SCIENCES, INC.
                             A DELAWARE CORPORATION


       This Addendum "A" to Lease ("Lease Addendum") is attached to and made a part of that certain INDUSTRIAL MULTI-TENANT LEASE, dated July 15, 1996, made by and between MATRIX PHARMACEUTICAL, INC., a Delaware corporation, as "Landlord," and ADVANCED TISSUE SCIENCES, INC., a Delaware corporation, as "Tenant" (the "LEASE"), and constitutes additional covenants and agreements thereto as set forth in the Lease, with the covenants and agreements contained herein to prevail in the event of any conflicts between the covenants and agreements contained herein and those in the Lease.


THE FOLLOWING ADDENDA PARAGRAPHS 1 THROUGH 14 ARE HEREBY INCORPORATED INTO THE LEASE.

1. BASE RENT SCHEDULE: Tenant shall pay Base Rent for the Premises according to the schedule outlined below:

       Months 1 - 12:                     $119,025.00/month
       Months 13 - 24:                    $123,786.00/month
       Each six-month
       Option Term:                       $128,737.44/month

2. ROOM 114. Tenant shall have the right to use, on a non-preferential space available basis in conjunction with Landlord and any other tenants of the Building, Room 114 located on the first floor of the Building and indicated on Exhibit "A" ("ROOM 114"), for purposes reasonably related to Tenant's Permitted Use. Scheduling of Room 114 will be handled by Landlord, through the Building Receptionist, on a non-preferential space available basis by Tenant's prior reservation of Room 114 at least 24 hours in advance.

3. OPTION TO EXTEND. Tenant shall have two (2) consecutive options to extend the Term of this Lease for one (1) additional period of six (6) months each (each of such options are referred to herein individually as a "Premises Option"). The period of each of the Premises Options is referred to herein individually as a "Option Term". Tenant shall have no right or interest to exercise the Premises Option unless, not later than one hundred twenty (120) days prior to the end of the then-current Term or Option Term, Tenant provides Landlord with (a) written notice of its exercise of the Premises Option (the "Extension Notice"). Furthermore, Tenant shall have no right or interest to exercise either of the Premises Options unless: (a) no uncured Breach has occurred and is continuing under this Lease and no Breach on the part of Tenant under this Lease is then continuing under the Lease; and (b) during the term of the Lease, (i) Tenant has not filed for or sought protection under any bankruptcy statute, and (ii) Tenant has not failed to obtain a vacation from any involuntary bankruptcy proceeding within one hundred twenty (120) days after such filing. All of the terms, covenants, conditions, provisions and agreements of the Lease shall apply to the Option Term. Time is of the essence with respect to Tenant's exercise of each of the Premises Options. The period of time within which the Premises Option may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise the Premises Option because of the provisions of this Paragraph 3.

4. WORKER'S COMPENSATION INSURANCE. Tenant shall, at its own cost and expense, keep and maintain in full force during the term, a policy or policies of worker's compensation insurance, in statutory amounts and limits, and employer's liability insurance with limits as follows: bodily injury each accident in the amount of not less than One Million Dollars ($1,000,000), bodily injury/disease each employee in an amount not less than One Million Dollars ($1,000,000), and a bodily injury/disease policy limit of not less than One Million Dollars ($1,000,000).

5. SECURITY. Tenant acknowledges that safety and security devices, services and programs provided by Landlord, which are intended to deter crime and enhance safety, may not in given instances prevent theft or other criminal acts, or insure safety of persons or property. The risk that any safety or security device, service or program may not be effective, or may malfunction or be circumvented, is assumed by Tenant with respect to Tenant's property and interests, and Tenant shall obtain insurance coverage to the extent Tenant desires additional protection against criminal acts and other losses. Tenant agrees to cooperate with any reasonable safety or security program developed by Landlord or required by law. Tenant hereby covenants that Tenant and all of Tenant's employees, agents, contractors and invitees shall limit their access to such areas of the Building and Industrial Center as may be made available to such persons by the use of such security access cards as are provided by Landlord to Tenant. Except for those doors which are internal to the Premises, Tenant shall not re-key any doors or change the card access system in any way without the prior consent of Landlord, whose consent shall not be unreasonably withheld. Tenant shall, however, provide Landlord with copies of all keys to interior doors of the Premises for emergency access.

6. ENVIRONMENTAL ASSESSMENT. Prior to the Commencement Date, Landlord shall have conducted (or received from the immediately-preceding tenant of the Premises) an "Entrance Assessment," consisting of an updated Phase I Environmental Assessment and such other tests as are listed on the "Assessment Criteria" attached hereto as Exhibit "F", by an environmental consultant reasonably acceptable to Landlord. A copy of such Entrance Assessment shall be delivered to Tenant as soon as available as anticipated by Paragraph 3.3 of the Lease, and said Assessment shall be deemed to be the baseline environmental condition of the Premises upon Tenant's occupancy. To the extent such Entrance Assessment indicates the existence of any Hazardous Substances in the Premises in violation of Applicable Requirements, remediation of such Hazardous Substance condition shall be performed at Landlord's cost and shall be remediated as soon as possible after the date Landlord receives notice of such Hazardous Substance condition. The cost of the Entrance Assessment shall be paid by Landlord. Prior to Tenant's surrender of the Premises, Tenant shall conduct an "Exit Assessment," consisting of an updated Phase I Environmental Assessment and such other tests as are listed on the Assessment Criteria attached hereto as Exhibit "F", by an environmental consultant selected by Tenant and reasonably acceptable to Landlord and shall include Tenant's biological waste storage unit and Tenant's hazardous and/or radioactive materials storage unit(s), it any. Landlord shall receive a copy of the report(s) of the Exit Assessment, and said report(s) shall be deemed the environmental condition of the Premises upon Tenant's surrender of the Premises. The cost of the Exit Assessment shall be paid by Tenant. The Entrance and Exit Assessments shall be performed by an independent environmental consultant with expertise in performing environmental analyses of biotechnology laboratory and manufacturing facilities.

7. HAZARDOUS SUBSTANCES. In further definition of Tenant's obligations under Subparagraph 6.2 of the Lease, Tenant shall not allow any Hazardous Substance to be used, generated, manufactured, released, stored or disposed of on, under or about, or transported from, the Premises, unless: (a) such use is specifically disclosed to and approved by Landlord in writing prior to such use (either by disclosure herein in Exhibit "D" or, after the Commencement Date, by Landlord's written approval within ten (10) business days of delivery of Tenant's written request for such approval to Landlord); and (b) such use is conducted in compliance with the provisions of Paragraph 6 of the Lease. Landlord may approve such use subject to reasonable conditions to protect the Premises and Landlord's interests. Landlord may withhold its approval if Landlord reasonably determines that such proposed use involves a material risk of a release or discharge of Hazardous Substances in violation of any Applicable Requirements or that Tenant has not provided reasonable assurances of its ability to remedy such a violation and fulfill its obligations under Paragraph 6 of the Lease and this Section 7. Failure by Landlord to reasonably approve or disapprove Tenant's use of any Hazardous Substance proposed by Tenant within such 10-day period shall be deemed Landlord's approval of such use in compliance with Paragraph 6 of the Lease.

       7.1 Remedial Work. Tenant shall perform any monitoring, testing, investigation, clean-up, removal, detoxification, preparation of closure or other required plans and any other remedial work required by any governmental agency or reasonably recommended by Landlord or the environmental consultants performing the Exit Assessment, as a result of any release or discharge or potential release or discharge of Hazardous Substances and resulting in contamination or any violation or potential violation of Applicable Requirements by Tenant or any successor or subtenant of Tenant or their respective agents, contractors, employees, licensees or invitees (collectively, "Remedial Work"). Landlord shall have the right to intervene in any governmental action or proceeding involving any Remedial Work, and to approve performance of the work (which approval shall not be unreasonably delayed or withheld), in order to reasonably protect Landlord's interests. Tenant shall not enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to Hazardous Substances without notifying Landlord and providing ample opportunity for Landlord to intervene.

       7.2 Compliance With Insurance Requirements. Tenant shall comply with the requirements of Landlord's and Tenant's insurers regarding Hazardous Substances and with such insurers' recommendations based upon prudent industry practices regarding management of Hazardous Substances.

       7.3 Indemnity. Tenant's indemnification obligations under the Lease shall include the all of Landlord's reasonably foreseeable consequential damages and the cost of any Remedial Work arising out of Hazardous Substances brought onto the Industrial Center by or for Tenant, its successors and subtenants, or anyone under Tenant's control. Neither the consent by Landlord to the use, generation, storage, release, disposal or transportation of Hazardous Substances nor the strict compliance with all Applicable Requirements shall excuse Tenant from Tenant's indemnification obligations pursuant to Paragraph 6 of the Lease. Tenant's indemnity provisions of Subparagraph 6.2(c) of the Lease shall be in addition to and not a limitation of the indemnification provisions of Paragraph
8.7 of the Lease. Tenant's obligations pursuant to Paragraph 6 of the Lease and this Section 7 shall survive the termination or expiration of the Lease. Landlord's indemnification obligations under the Subparagraph 6.2(c) of the Lease shall include all of Tenant's reasonably foreseeable consequential damages and the cost of any Remedial Work arising out of Hazardous Substances brought onto the Industrial Center by or for Landlord or anyone under Landlord's control. Landlord's obligations pursuant to Paragraph 6 of the Lease and this
Section 7 shall survive the termination or expiration of the Lease.

       7.4 Default. The release or discharge of any Hazardous Substance in violation of Applicable Requirements or the violation of any Applicable Requirements by Tenant or any successor or subtenant of Tenant shall be a Default by Tenant under the Lease. In addition to or in lieu of the remedies available under the Lease as a result of such Default (after the applicable notice and cure periods, if any), Landlord shall have the right, without terminating the Lease, to require Tenant to suspend its operations and activities on the Premises to the extent reasonably necessary to protect Landlord's interest in the Industrial Center and until Landlord is satisfied that appropriate Remedial Work has been or is being adequately performed; Landlord's election of this remedy shall not constitute a waiver of Landlord's right thereafter to declare a Default and pursue other remedies set forth in the Lease.

8. RADIOACTIVE MATERIALS/BIOHAZARD WASTE STORAGE. In addition to its lease of the Premises, and non-exclusive rights to the Common areas, Tenant shall have the exclusive right to use, in accordance with all Applicable Requirements, Radioactive Materials Storage Unit 5 in the Industrial Center. Tenant shall also have the non-exclusive right to install and operate, in accordance with all Applicable Requirements, a biohazard waste disposal bin for Tenant's exclusive use on the Industrial Center, for the temporary storage of biohazardous waste. Radioactive Materials Storage Unit 5 shall be located in its current location in the Industrial Center, and the biohazard waste disposal bin shall be installed by Tenant in a location mutually agreed upon by landlord and Tenant; provided that Landlord shall have the right to relocate Radioactive Materials Storage Unit 5 and the biohazard waste disposal bin (collectively, the "UNITS") within the Industrial Center from time to time, as Landlord may reasonably determine necessary for safe and efficient operation of the Industrial Center, in accordance with Applicable Requirements and at Landlord's sole cost and expense. Notwithstanding anything to the contrary contained in the Lease, Tenant shall be responsible for all fees and costs (including, without limitation, licensing and permitting fees) of keeping the Units in good order, condition and repair
(including, without limitation, repairing and maintaining all safety and security systems associated with such Units) in accordance with all Applicable Requirements.

       8.1 Notice. Tenant shall provide Landlord with written notice of the chemicals, wastes and substances to be stored in the Units as an amendment to Exhibit "D" hereto, and shall comply with all Applicable Requirements and the provisions of this Lease with respect to said Hazardous Substances.

       8.2 Surrender. At the earlier of the termination of the Lease or Tenant's termination of its use of any of the Units, Tenant will retain a qualified environmental consultant, at its sole cost, who is acceptable to Landlord, to perform an Exit Assessment of Radioactive Materials Storage Unit 5 and those portions of the Common Areas: (a) where the biohazard waste disposal bin was located prior to its removal, and (b) over which the path of access between the Premises and the Units was located. Such Exit assessment shall consist of, at a minimum, Sections A.1 and B of the Exit Assessment Criteria in Exhibit "F" to the Lease, and all additional sampling and surveys necessary to assure that all Hazardous Substances, including but not limited to any radioactive materials, have been removed from the Units. Landlord shall be provided with a copy of the such Exit Assessment as prepared by Tenant's consultant.

9. CONFIDENTIALITY. Unless otherwise agreed to in writing by Landlord and Tenant, each party shall keep confidential all confidential documents, financial statements, reports, assessments or other information provided to, or generated by the other party relating to Landlord, Tenant and/or the Industrial Center and shall not disclose any such information to any person other than (i) those employees and agents of Landlord and Tenant reasonably receiving such information for valid business purposes; (ii) those who are actively and directly participating in the evaluation of the Premises, Building or Industrial Center or financing of the Building or Industrial Center; (iii) governmental, administrative, regulatory or judicial authorities in the investigation of the compliance of the Property with applicable legal requirements; and (iv) representative(s) of the Securities Exchange Commission ("SEC") to the extent such information is required by any official request, order, rule or regulation of the SEC or applicable legal requirements. However, Tenant expressly covenants and agrees that except as required by law, it shall not disclose any code compliance, environmental or other regulatory matters relating to Landlord's interest in the Industrial Center or this Lease to governmental or other authorities without the express prior written approval by Landlord. Upon the expiration or earlier termination of this Lease for any reason, Tenant shall promptly turn over to Landlord all confidential documents, financial statements, reports, assessments or other information provided to Tenant by Landlord and pertaining to Landlord's operations in the Industrial Center, obtained by Tenant pursuant to this Lease. The provisions of this paragraph shall survive the termination of this Lease.

10. LIMITATION OF LANDLORD'S LIABILITY. The obligations of Landlord under this Lease shall not constitute personal obligations of the individual directors, officers, or shareholders of Landlord, and in consideration of the benefits accruing hereunder to Tenant and notwithstanding anything contained in this Lease to the contrary, Tenant hereby covenants and agrees, for itself and all of its successors and assigns, that the liability of Landlord for its obligations under this Lease shall be limited solely to, and Tenant's and its successors' and assigns' sole and exclusive monetary remedy shall be against, Landlord's interest in the Industrial Center (including, without limitation, the right to offset against future payments of Base Rent (a) any claim finally adjudicated in favor of Tenant or (b) any payments made by Tenant, for which Tenant is entitled to reimbursement from Landlord in accordance with the terms and conditions of the Lease). Tenant hereby covenants and agrees, for itself and all of its successors and assigns, that Tenant shall not seek recourse against the individual directors, officers or shareholders of Landlord or any of their personal assets for such satisfaction.

11. MORTGAGEE'S CONSENT. This Lease is conditioned upon the written approval of this Lease by the mortgagee of the Industrial Center as of the date of the Lease (the Federal Deposit Insurance Corporation as Receiver of The Merchants Bank) and Tenant hereby agrees to act reasonably in negotiating a commercially reasonable form of subordination, non-disturbance and attornment agreement with such mortgagee. If such mortgagee refuses to consent to this Lease on or before August 1, 1996, this Lease shall terminate and neither party shall have any continuing obligation to the other with respect to the Premises; provided, however, that Landlord shall return the Security Deposit to Tenant.

12. RATIONING; GOVERNMENT ACTION. Notwithstanding anything to the contrary in this Lease, Landlord reserves the right to limit, restrict, or ration the use of water, electricity, gas or any other form of energy or any other service or utilities serving the Premises or the Building, in compliance with the requirements of federal, state or local governmental agencies, or utilities suppliers in reducing energy or other resources consumption. Tenant shall cooperate reasonably with any voluntary energy conservation program reasonably initiated by Landlord in cooperation with the efforts of federal, state or local governmental agencies, or utilities suppliers in reducing the consumption of energy or other resources. In addition, Landlord shall not be liable to Tenant nor shall this Lease be affected if any parking privileges appurtenant to the Premises are impaired by reason of any new moratorium, initiative, referendum, statute, regulation or other governmental decree or action, which is beyond the reasonable control of Landlord and which could in any manner prevent or limit the parking rights of Tenant hereunder. In the event of any such limitation restriction or impairment of services or utilities provided in this Lease results from any Applicable Requirement and materially interferes with Tenant's Permitted Use of the Premises, Tenant's sole remedy shall be the equitable abatement of Base Rent for the duration of the interruption or failure.

13. CORPORATE AUTHORITY. If Tenant executes the Lease as a corporation, each of the persons executing the Lease on behalf of Tenant hereby covenants and warrants that: (i) Tenant is a duly authorized and existing corporation; (ii) Tenant is qualified to do business in the State of California; (iii) Tenant has full right and authority to enter into the Lease; and (iv) each of the persons executing on behalf of Tenant is authorized to do so. If Landlord executes the Lease as a corporation, each of the persons executing the Lease on behalf of Landlord hereby covenants and warrants that: (i) Landlord is a duly authorized and existing corporation; (ii) Landlord is qualified to do business in the State of California; (iii) Landlord has full right and authority to enter into the Lease; and (iv) each of the persons executing on behalf of Landlord is authorized to do so.

14. NO VIOLATIONS. In addition to any other express agreements of Landlord contained in the Lease, the following representations and warranties by Landlord shall be true and correct as of the date of this Lease: To Landlord's actual knowledge, the Premises is subject to the City of San Diego SR zoning requirements as of the date of this Lease, and neither Landlord's entering into the Lease nor Tenant's occupancy of the Premises nor the use of the Premises for general office use and ordinary scientific research in accordance with the City of San Diego SR zoning requirements will in itself cause a material violation of any governmental laws, ordinances, rules, regulations, permits or restrictive covenants, including, without limitation, those relating to safety, health, building, fire and zoning, or any judgments, orders or decrees, pending, outstanding or threatened against the Industrial Center or against Landlord which would materially affect Tenant's use of the Premises or Landlord's ability to perform its obligations under the Lease. To the best of Landlord's knowledge, based upon Landlord's title insurance policy for the Industrial Center, the Federal Deposit Insurance Corporation as the Receiver for the Merchants Bank holds the only mortgage encumbering the Industrial Center.

       IN WITNESS WHEREOF, the parties hereto have caused this Addendum "A" to Lease to be executed on this 18th day of July, 1996.


LANDLORD:                               TENANT:

MATRIX PHARMACEUTICAL, INC.             ADVANCED TISSUE SCIENCES, INC.
a Delaware corporation                  a Delaware corporation


       RONALD P. LUCAS                          ARTHUR J. BENVENUTO
By:________________________             By:_____________________________

       Ronald P. Lucas                          Arthur J. Benvenuto
Name:______________________             Name:___________________________

       V.P. of Operations                       Chairman and CEO
Title:_____________________             Title:__________________________

                                   EXHIBIT "A"

                             BUILDING PLAN PREMISES
                                           --------

[HAND-DRAWN FLOOR PLAN WITH ROOM NUMBERS AND STAIRWAYS]



                                             LEGEND
                                             ------

                                / / / /  Common Areas of Building

                                   EXHIBIT "A"

                             BUILDING PLAN PREMISES
                                           --------

[HAND-DRAWN FLOOR PLAN WITH ROOM NUMBERS AND STAIRWAYS, INCLUDING FIRE ALARM SECURITY PANEL, LUNCH PATIO AREA, FIRE ANNOUNCLATOR PANEL, LOADING AREA, AND BOILER ENCLOSURE AREA LOCATIONS.]



                                             LEGEND
                                             ------

                                / / / /  Common Areas of Building

                                   EXHIBIT "B"


                              RULES AND REGULATIONS

       1. The sidewalks, entrances, lobby, elevators, stairways and public corridors shall be used only as a means of ingress and egress and shall remain unobstructed at all times. The entrance and exit doors of the Premises are to be kept closed at all times except as required for orderly passage to and from the Premises. Loitering in any part of the Building or obstruction of any means of ingress or egress shall not be permitted. Doors and windows shall not be covered or obstructed.

       2. Plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no rubbish, newspapers, trash or other substances of any kind shall be thrown into them, except as otherwise agreed in writing by Landlord and Tenant. Walls, floors and ceilings shall not be defaced in any way and no one shall be permitted to mark, drive nails, screws or drill into, paint, or in any way mar any Building surface, except that pictures, certificates, licenses and similar items normally used in Tenant's business may be carefully attached to the walls by Tenant in a manner to be prescribed by Landlord. Upon removal of such items by Tenant any damage to the walls or other surfaces, except minor nail holes, shall be repaired by Tenant.

       3. No awning, shade, sign, advertisement or notice shall be inscribed, painted, displayed or affixed on, in or to any window, door or balcony or any other part of the outside or inside of the Building or the demised premises unless provided by Landlord or approved by Landlord in writing. No window displays or other public displays shall be permitted without the prior written consent of Landlord. All tenant identification on public corridor doors beyond building standard will be installed by Landlord for Tenant but the cost shall be paid by Tenant. No lettering or signs other than the name of Tenant will be permitted on public corridor doors with the size and type of letters to be prescribed by Landlord. The directory of the Building will be provided exclusively for the display and location of Tenant only and Landlord reserves the right to exclude all other names therefrom. All requests for listing on the Building directory shall be submitted to the office of Landlord in writing. Landlord reserves the right to approve all listing requests. Any change requested by Tenant of Landlord of the name or names posted on directory, after initial posting, will be charged to Tenant.

       4. The cost of any special electrical circuits for items such as copying machines, computers, microwaves, etc. (excluding those items listed in the Final Plans approved by Landlord), shall be borne by Tenant unless the same are part of the building standard improvements. Upon Landlord's request, Tenant shall deliver to Landlord within five (5) business days of such request a list of all equipment in the Premises (costing in excess of $2,000 per item (or, in the event of equipment systems, $2,000 per system)), which shall reflect an inventory of such equipment performed no more than sixty (60) days prior to the date such list is delivered to Landlord.

       5. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor is designed to carry and which is then allowed by law. The weight, size and position of all safes and other unusually heavy objects used or placed in the Building shall be prescribed by Landlord and shall, in all cases, stand on metal-plates of such size as shall be prescribed by Landlord. The repair of any damage done to the Building or property therein by putting in or taking out or maintaining such safes or other unusually heavy objects shall be paid for by Tenant.

       6. Except for Tenant's initial move into to the Premises, during normal business hours Tenant shall not intentionally permit its freight, fixtures or other personal deliveries to block the entrance of the Building or the Premises, impede passage through the entrance door or block any passageways or doors in the Building, nor shall Tenant permit its agents, employees or invitees to place obstructions in front of the Building or any Building doors unless due to emergency and or scheduled necessary repairs. All freight, furniture, fixtures and other personal property shall be moved into, within and out of the Building so as not interfere with any other tenant's conduct of business or quiet enjoyment of the Industrial Center. Except to the extent caused by Landlord's active negligence or willful misconduct, in no event will Landlord be responsible for any loss or damage to such freight, furniture, fixtures or personal property from any cause.

       7. No improper noises, vibrations or odors will be permitted in the Building. No person will be permitted to bring or keep within the Building any animal, bird or bicycle without Landlord's prior permission. No person shall throw trash, refuse, cigarettes or other substances of any kind any place within or out of the Building except in the refuse containers provided therefor. Tenant shall not be permitted to interfere in any way with tenants or those having business with them. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the rules and regulations of the Industrial Center.

       8. Landlord shall provide Tenant with an initial set of security access cards for the card access system, if any. All re-keying of office doors, changes to the card access system and replacement of lost or stolen keys or security access cards caused or initiated by Tenant, or any of its employees, agents, invitees or contractors, after occupancy, will be at the expense of Tenant.

       9. Tenant shall not use the patios for storage, barbecues, drying of laundry or any other activity which would detract from the appearance of the Building or Industrial Center or interfere in any way with the use of the Building or Industrial Center by other tenants.

       10. If Tenant uses the Premises after regular business hours or on non-business days, Tenant shall lock any entrance doors to the Building used by Tenant or take such other steps as are necessary to secure the Building's doors immediately after entering or leaving the Building.

       11.      INTENTIONALLY DELETED.

       12. If, after installation of Tenant's initial improvements (which initial improvements shall be deemed installed by December 31, 1996), Tenant requires new or additional telegraphic, telephonic, burglar or similar systems, it shall first obtain Landlord's approval, which approval shall not be unreasonably withheld.

       13. Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning, as Landlord shall reasonably determine.

       14. At Landlord's sole cost and expense (including reimbursement of Tenant's expenses arising therefrom), Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

       15.      Tenant shall not retail any goods on the Premises.

       16. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building elsewhere. Tenant shall not install, maintain or operate upon the Premises any vending machine without the written consent of Landlord.
Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building are prohibited, and each tenant shall cooperate to prevent same.

       17. Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

       18. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Industrial Center. Tenant shall not leave vehicles in the Industrial Center parking areas overnight nor park any vehicles in the Industrial Center parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks. Landlord may, in its sole discretion, designate separate areas for bicycles and motorcycles.

       19. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Industrial Center; provided, however, that Landlord shall not unreasonably discriminate against any tenant in making any such waiver.

       20. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition to his occupancy of the Premises and shall be responsible for the observance of all the rules by Tenant's employees, agents, clients, customers, invitees and guests.

       21. The normal business hours of the Industrial Center shall be 7:00 a.m. to 7:00 p.m., Monday through Friday, 8:00 a.m. to 12:00 p.m, Saturday, holidays excepted. Receptionist services shall be provided between 8:00 a.m. and 12:00 p.m., and between 1:00 p.m. and 5:00 p.m., Monday through Friday, holidays excepted. Unless noticed by Landlord, the Building shall be closed on the following holidays: President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and New Year's Day. Landlord shall publish to all tenants from time to time a list of holidays to be observed by the Industrial Center. Notwithstanding the foregoing, Tenant shall be allowed access to its Premises 24 hours per day, 7 days per week.

                                   EXHIBIT "C"


                               EXISTING EQUIPMENT


   7/12/96            Lab Furn. (by Location)             Page 1


LOCATION            DESCRIPTION         MATRIX #            COMMENTS
  243     Bench, c-frame                2 each
  243     Exhaust snorkle               1 each
  243     Fume hood, 6 ft.                3254
  244     Bench, c-frame                1 each
  255     Bench, c-frame                1 each
  255     Bench, c-frame w/sink         1 each
  255     Bench, c-frame, porable       2 each
          w/wheels
  255     Exhaust snorkle               3 each
  262     Bench, cabinet                1 each
  262     Bench, photography paper      1 each
          storage
  262     Benchtops (no cabinets)        each
  262     Sink, darkroom photography    1 each
  263     Bench, c-frame                1 each
  263     Bench, c-frame w/sink         1 each
  263     Cabinet, glassware w/glass    1 each
          doors
  263     Exhaust snorkle               1 each
  263     Fume hood, 5 ft.                5185
  264     Bench, c-frame w/sink         1 each
  264     Bench, c-frame, portable      4 each
          w/wheels
  265     Bench, c-frame                2 each
  266     Bench, c-frame                1 each
  269     Bench, c-frame, center          3322
          island
  269     Bench, c-frame, center          3323
          island
  269     Bench, c-frame, center          3324
          island
  269     Bench, c-frame, center          3325
          island
  269     Bench, c-frame, center          3326
          island
  269     Bench, c-frame, center          3327
          island
  269     Bench, c-frame, center          3328
          island
  269     Bench, c-frame, center          3329
          island
  269     Bench, c-frame, center          5177
          island
  269     Bench, c-frame, center          5178
          island
  269     Bench, c-frame, center          5179
          island
  269     Bench, c-frame, center          5180
          island
  269     Bench, perimeter              2 each
  269     Bench, perimeter w/sink       6 each
  269     Bench, perimeter, 30" desk   26 each    Kneehole spaces -
                                                  continuous bench
  269     Cabinet, glassware w/glass    8 each
          doors
  269     Flammable storage cabinet,    1 each
          30" x 48"
  269     Freezer, upright - 20           3503
  269     Fume hood, 4 ft.                5181
  269     Fume hood, 5 ft.                3330
  269     Lab Chair, Cramer teal-blue     3152
  269     Lab Chair, Cramer teal-blue     3153
  269     Lab Chair, Cramer teal-blue     3154
  269     Lab Chair, Cramer teal-blue     3155
  269     Lab Chair, Cramer teal-blue     3156
  269     Lab Chair, Cramer teal-blue     3157
  269     Lab Chair, Cramer teal-blue     3158
  269     Lab Chair, Cramer teal-blue     3159
  269     Lab Chair, Cramer teal-blue     3160
  269     Lab Chair, Cramer teal-blue     3161
  269     Lab Chair, Cramer teal-blue     3162

   7/12/96            Lab Furn. (by Location)             Page 2


LOCATION            DESCRIPTION         MATRIX #            COMMENTS
  269     Lab Chair, Cramer teal-blue     3163
  269     Lab Chair, Cramer teal-blue     3164
  269     Lab Chair, Cramer teal-blue     3165
  269     Lab Chair, Cramer teal-blue     3166
  269     Lab Chair, Cramer teal-blue     3167
  269     Lab Chair, Cramer teal-blue     3168
  269     Lab Chair, Cramer teal-blue     3288
  269     Lab Chair, Cramer teal-blue     3289
  269     Lab Chair, Cramer teal-blue     3290
  269     Lab Chair, Cramer teal-blue     3291
  269     Lab Chair, Cramer teal-blue     3292
  269     Lab Chair, Cramer teal-blue     3293
  269     Lab Chair, Cramer teal-blue     3294
  269     Lab Chair, Cramer teal-blue     3295
  269     Lab Chair, Cramer teal-blue     3296
  269     Lab Chair, Cramer teal-blue     3297
  269     Lab Chair, Cramer teal-blue     3298
  269     Lab Chair, Cramer teal-blue     3299
  269     Lab Chair, Cramer teal-blue     3300
  269     Lab Chair, Cramer teal-blue     3301
  269     Lab Chair, Cramer teal-blue     3302
  269     Lab Chair, Cramer teal-blue     3303
  269     Lab Chair, Cramer teal-blue     3304
  269     Lab Chair, Cramer teal-blue     3305
  269     Lab Chair, Cramer teal-blue     3306
  269     Lab Chair, Cramer teal-blue     3307
  269     Lab Chair, Cramer teal-blue     3308
  269     Lab Chair, Cramer teal-blue     3309
  269     Lab Chair, Cramer teal-blue     3310
  269     Lab Chair, Cramer teal-blue     3311
  269     Lab Chair, Cramer teal-blue     3312
  269     Lab Chair, Cramer teal-blue     3313
  269     Lab Chair, Cramer teal-blue     3314
  269     Lab Chair, Cramer teal-blue     3315
  269     Lab Chair, Cramer teal-blue     3316
  269     Lab Chair, Cramer teal-blue     3317
  269     Lab Chair, Cramer teal-blue     3318
  269     Lab Chair, Cramer teal-blue     3319
  269     Lab Chair, Cramer teal-blue     3320
  269     Lab Chair, Cramer teal-blue     3321
  269     Lab Chair, Cramer teal-blue     3332
  269     Lab Chair, Cramer teal-blue       NT
  269     Refrigerator box, double door   3386
  269     Refrigerator box, double door   3387
  269     Refrigerator box, double door   3388
  269     Refrigerator box, double door   3389
  269     Refrigerator box, double door   3390
  269     Refrigerator box, double door   3391
  269     Refrigerator box, double door   5183
  269     Refrigerator box, double door   5184
  269     Refrigerator box, single door   5182
  270     Bench, c-frame                1 each

7/11/96             Office Furn. (by location)              Page 1


LOCATION            DESCRIPTION         MATRIX #            COMMENTS
  114     Desk chair                      5090
  114     Desk chair                      5091
  114     Desk chair                      5092
  114     Desk chair                      5093
  114     Storage cabinet                   NT
  114     Table, conference round         5095
  201     Desk chair                      5112
  201     Desk chair                      5118
  201     Desk chair                      5147
  201     File cabinet - 2 drawer         5152
  201     File cabinet - 2 drawer         5153
  201     Table worksurface               3410
  202     Desk chair                      5157
  202     Desk chair                      5051
  202     Desk chair                      5063
  202     File cabinet - 2 drawer         5158
  202     File cabinet - 2 drawer         5159
  202     Table worksurface               3334
  203     Desk chair                      3039
  203     Desk chair                      3487
  203     Desk chair                      3492
  203     File cabinet - 2 drawer         3495
  203     File cabinet - 2 drawer         3496
  205     Bookcase, 5 ft.                 3470
  205     Desk chair                      3471
  205     Desk chair                      3038
  205     Desk chair                      3473
  205     File cabinet - 2 drawer         3468
  205     File cabinet - 2 drawer         3469
  207     Desk chair                      3453
  207     Desk chair                      3474
  207     Desk chair                      3435
  207     File cabinet - 2 drawer         3477
  207     File cabinet - 2 drawer         3478
  208     Desk chair                      3488
  208     Desk chair                      3489
  208     Desk chair                      3486
  208     File cabinet - 2 drawer         3490
  208     File cabinet - 2 drawer         3491
  209     Desk chair                      3482
  209     Desk chair                      3480
  209     Desk chair                      3101
  209     File cabinet - 2 drawer         3481
  210     File cabinet - 2 drawer         3483
  213     Desk chair                      3427
  213     Desk worksurface                3423
  213     Desk worksurface                3424
  213     Desk worksurface                3425
  213     Desk worksurface                3426
  213     Side chair                      3070
  214     Boardroom chair                 5096
  214     Boardroom chair                 5097
  214     Boardroom chair                 5098
  214     Boardroom chair                 5099

7/11/96             Office Furn. (by location)              Page 2



LOCATION            DESCRIPTION         MATRIX #            COMMENTS
  214     Boardroom chair                 5100
  214     Boardroom chair                 5101
  214     Boardroom chair                 5102
  214     Boardroom chair                 5103
  214     Boardroom chair                 5104
  214     Boardroom chair                 5105
  214     Boardroom chair                 5106
  214     Boardroom chair                 5107
  214     Boardroom chair                 5108
  214     Boardroom chair                 5109
  214     Boardroom chair                 5110
  214     Boardroom chair                 5111
  214     Boardroom table                 5119
  214     Boardroom white board           5120
  219     Desk chair                      5144
  219     File cabinet - 2 drawer           NT
  219     File cabinet - 2 drawer           NT
  219     File cabinet - 2 drawer           NT
  219     Side chair                      3108
  220     Desk chair                      3047
  220     Desk chair                      3049
  220     Desk chair                      5141
  220     File cabinet - 2 drawer           NT
  220     File cabinet - 2 drawer           NT
  221     Desk chair                      3368
  221     Desk chair                      5142
  221     Desk chair                      3088
  221     File cabinet - 2 drawer           NT
  221     File cabinet - 2 drawer           NT
  222     Desk chair                      3048
  222     Desk chair                      5135
  222     Desk chair                      5125
  222     File cabinet - 2 drawer           NT
  222     File cabinet - 2 drawer           NT
  223     Desk chair                      3065
  223     Desk chair                      5123
  223     Desk chair                      3113
  223     File cabinet - 2 drawer         3444
  225     Desk chair                      3421
  225     File cabinet - 2 drawer         3419
  225     File cabinet - 4 drawer         3420
  225     Side chair                      3422
  226     Desk chair                      5162
  226     File cabinet - 2 drawer         5163
  226     File cabinet - 5 drawer           NT
  226     Side chair                      5160
  226     Side chair                      5161
  227     Desk chair                      3413
  227     File cabinet - 2 drawer         3112
  227     Side chair                      3114
  230     Desk chair                      3412
  230     Desk chair                      3414
  230     Desk chair                      3411
  230     File cabinet - 2 drawer         5077

7/11/96             Office Furn. (by location)              Page 3




LOCATION            DESCRIPTION         MATRIX #            COMMENTS
  230     File cabinet - 2 drawer         3031
  231     Desk chair                      3068
  231     Desk chair                      5122
  231     Desk chair                      3365
  231     File cabinet - 2 drawer         3406
  232     Desk chair                      3066
  232     File cabinet - 2 drawer         3401
  232     File cabinet - 2 drawer         3402
  232     File cabinet - 5 drawer         3403
  240     Desk chair                      3415
  240     Desk chair                      3416
  240     Desk chair                      3367
  240     File cabinet - 2 drawer         3417
  240     File cabinet - 2 drawer         3418
  241     Desk chair                        NT
  241     Desk chair                      3054
  241     Desk chair                        NT
  241     File cabinet - 2 drawer           NT
  241     File cabinet - 2 drawer           NT
  267     Storage cabinet                 3331
  267     Table, worksurface              3335
  267     Table, worksurface              3338
  276     Table, conference               3397
  287     Desk chair                      3236
  287     Desk chair                      3238
  287     Desk chair                      3374
  287     File cabinet - 2 drawer         3235
  288     Desk chair                      3228
  288     Desk chair                      3232
  288     Desk chair                      3373
  288     File cabinet - 2 drawer         3231
  289     Desk chair                      3333
  289     Desk chair                        NT
  289     Desk chair                      3227
  289     File cabinet - 2 drawer         3230
  290     Bookcase, library               3198
  290     Bookcase, library               3199
  290     Bookcase, library               3200
  290     Bookcase, library               3201
  290     Bookcase, library               3202
  290     Bookcase, library               3203
  290     Bookcase, library               3204
  290     Bookcase, library               3205
  290     Bookcase, library               3206
  290     Bookcase, library               3207
  290     Bookcase, library               3208
  290     Bookcase, library               3209
  290     Bookcase, library               3210
  290     Bookcase, library               3211
  290     Bookcase, library               3213
  290     Bookcase, library               3214
  290     Bookcase, library               3215
  290     Bookcase, library               3216
  290     Bookcase, library               3217

7/11/96             Office Furn. (by location)              Page 4



LOCATION            DESCRIPTION         MATRIX #            COMMENTS
  290     Bookcase, library               3218
  290     Bookcase, library               3219
  290     Bookcase, library               3220
  290     Bookcase, library               3221
  290     Bookcase, library               3222
  290     Bookcase, library               3223
  290     File cabinet, 2 drawer          3226
  290     Stacking chair, orange            NT
  290     Stacking chair, orange            NT
  290     Stacking chair, orange            NT
  290     Stacking chair, orange            NT
  290     Stacking chair, orange            NT
  290     Stacking chair, orange            NT
  290     Stacking chair, orange            NT
  290     Stacking chair, orange            NT
 206-c1   Desk chair                      3456
 206-c1   Desk chair                      3457
 206-c1   Desk chair                      3370
 206-c1   File cabinet - 2 drawer         3465
 206-c10  Desk chair                      3433
 206-c10  Desk chair                      3434
 206-c10  File cabinet - 2 drawer         3436
 206-c10  File cabinet - 2 drawer         3437
 206-c10  File cabinet - 2 drawer         3438
 206-c11  Desk chair                      3429
 206-c11  File cabinet - 2 drawer         3430
 206-c11  Side chair                      3431
 206-c2   Desk chair                      3369
 206-c2   Desk chair                      3454
 206-c2   Desk chair                      3472
 206-c2   File cabinet - 2 drawer         3464
 206-c3   Desk chair                      3451
 206-c3   Desk chair                      3452
 206-c3   Desk chair                      3371
 206-c3   File cabinet - 2 drawer         3463
 206-c4   Desk chair                      3458
 206-c4   File cabinet - 2 drawer         3462
 206-c4   File cabinet - 3 drawer         3449
 206-c4   Side chair                      3459
 206-c5   Desk chair                      3450
 206-c5   File cabinet - 2 drawer         3461
 206-c5   File cabinet - 3 drawer         3448
 206-c5   Side chair                      3460
 206-c6   Desk chair                      3445
 206-c6   File cabinet - 2 drawer         3443
 206-c6   File cabinet - 3 drawer         3447
 206-c6   Side chair                      3446
 206-c7   Desk chair                      3455
 206-c7   File cabinet - 2 drawer         3439
 206-c7   Side chair                        NT
 206-c8   Desk chair                      3476
 206-c8   File cabinet - 2 drawer         3440
 206-c8   Side chair                      3441
 206-c9   Desk chair                      3475

7/11/96             Office Furn. (by location)              Page 5



LOCATION            DESCRIPTION         MATRIX #            COMMENTS
 206-c9   File cabinet - 2 drawer         3442
 206-c9   Side chair                      5145
 218-c1   Desk chair                      3110
 218-c1   File cabinet - 2 drawer         3104
 218-c1   File cabinet - 2  drawer        3105
 218-c10  Desk chair                      5133
 218-c10  File cabinet - 2 drawer         3092
 218-c10  Side chair                      3093
 218-c11  Desk chair                      3080
 218-c11  File cabinet - 2 drawer         3074
 218-c11  Side chair                      3075
 218-c12  Desk chair                      3077
 218-c12  File cabinet - 2 drawer         3076
 218-c13  Desk chair                      5136
 218-c13  File cabinet - 2 drawer         3079
 218-c13  Side chair                      3081
 218-c14  Desk chair                      3083
 218-c14  File cabinet - 2 drawer         3082
 218-c14  Side chair                      3084
 218-c2   Desk chair                      3107
 218-c2   File cabinet - 2 drawer         3109
 218-c2   Side chair                      3111
 218-c3   Desk chair                      5126
 218-c3   File cabinet - 4 drawer         3097
 218-c3   File cabinet - 4 drawer         3098
 218-c4   Desk chair                      5131
 218-c4   File cabinet - 4 drawer         3095
 218-c4   File cabinet - 4 drawer         3096
 218-c4   File cabinet - 4 drawer         3100
 218-c5   Desk chair                        NT
 218-c5   File cabinet - 2 drawer         3466
 218-c5   File cabinet - 2 drawer         3467
 218-c6   Desk chair                      5127
 218-c6   File cabinet - 2 drawer         3102
 218-c6   Side chair                      3103
 218-c7   Desk chair                      3094
 218-c7   File cabinet - 2 drawer         3085
 218-c7   File cabinet - 2 drawer         3086
 218-c8   Desk chair                      3099
 218-c8   File cabinet - 2 drawer         3087
 218-c8   Side chair                      3089
 218-c9   Desk chair                      3428
 218-c9   File cabinet - 2 drawer         3090
 218-c9   Side chair                      3091
 242-c1   Desk chair                      3363
 242-c1   File cabinet - 2 drawer         3404
 242-c1   File cabinet - 2 drawer         3405
 242-c2   Desk chair                      3361
 242-c2   File cabinet - 2 drawer         3400
 242-c2   Side chair                      3378
 242-c3   Desk chair                      3366
 242-c3   File cabinet - 2 drawer           NT
 242-c3   File cabinet - 4 drawer         3395
 242-c3   Side chair                      3071

7/11/96             Office Furn. (by location)              Page 6



LOCATION            DESCRIPTION         MATRIX #            COMMENTS
 242-c4   Desk chair                      3362
 242-c4   File cabinet - 2 drawer         3239
 242-c4   Side chair                      3069
 242-c5   Desk chair                      3360
 242-c5   File cabinet - 2 drawer         3399
 242-c5   Side chair                      3376
 242-c6   Desk chair                      3364
 242-c6   File cabinet - 2 drawer         3407
 242-c6   Side chair                      3377
 256-c1   Desk chair                      3242
 256-c1   File cabinet - 2 drawer         3248
 256-c1   Side chair                      3246
 256-c2   Desk chair                      3243
 256-c2   File cabinet - 2 drawer         3253
 256-c2   Side chair                      3247
 256-c3   Desk chair                      3241
 256-c3   Desk chair                      5167
 256-c3   File cabinet - 2 drawer         3249
 256-c3   File cabinet - 2 drawer         3250
 256-c4   Desk chair                      3244
 256-c4   Desk chair                      3245
 256-c4   File cabinet - 2 drawer         3251
 256-c4   File cabinet - 2 drawer         3252
 268-c1   Desk chair                      3340
 268-c1   File cabinet - 2 drawer         3339
 268-c1   Side chair                      3341
 268-c2   Desk chair                      3342
 268-c2   File cabinet - 2 drawer         3344
 268-c2   Side chair                      3343
 268-c3   Desk chair                      3346
 268-c3   File cabinet - 2 drawer         3353
 268-c3   Side chair                      3358
 268-c4   Desk chair                      3345
 268-c4   File cabinet - 2 drawer         3352
 268-c4   Side chair                      3357
 268-c5   Desk chair                      3348
 268-c5   Desk chair                      3350
 268-c5   File cabinet - 2 drawer         3336
 268-c5   File cabinet - 2 drawer         3354
 268-c6   Desk chair                      3349
 268-c6   Desk chair                      3351
 268-c6   File cabinet - 2 drawer         3355
 268-c6   File cabinet - 2 drawer         3356
 273-c1   Desk chair                      5200
 273-c1   Desk chair                      5201
 273-c1   File cabinet - 2 drawer         5198
 273-c1   File cabinet - 2 drawer         5199
 273-c2   Desk chair                      3479
 273-c2   Desk chair                      5196
 273-c2   File cabinet - 2 drawer         5194
 273-c2   File cabinet - 2 drawer         5195
 273-c3   Desk chair                      5189
 273-c3   File cabinet - 2 drawer         5188
 273-c3   Side chair                      3150

7/11/96             Office Furn. (by location)              Page 7



LOCATION            DESCRIPTION         MATRIX #            COMMENTS
 273-c4   Desk chair                      5192
 273-c4   File cabinet - 2 drawer         5191
 273-c4   Side chair                      5193
 273-c5   Desk chair                      3147
 273-c5   File cabinet - 2 drawer         5202
 273-c5   Side chair                      3375
 273-c6   Desk chair                      5205
 273-c6   File cabinet - 2 drawer         5203
 273-c6   Side chair                      5207
 283-c1   Desk chair                        NT
 283-c1   File cabinet - 2 drawer         3240
 283-c1   File cabinet - 2 drawer         5213
 283-c2   Desk chair                      3432
 283-c2   Desk chair                      3347
 283-c2   File cabinet - 2 drawer         5214
 283-c2   File cabinet - 2 drawer           NT
 283-c3   Desk chair                      3237
 283-c3   Desk chair                      5212
 283-c3   File cabinet - 2 drawer         5208
 283-c3   File cabinet - 2 drawer         5209
 283-c4   Desk chair                      3050
 283-c4   Desk chair                        NT
 283-c4   File cabinet - 2 drawer         5210
 283-c4   File cabinet - 2 drawer         5211
 286-c1   Desk chair                      3372
 286-c1   Desk chair                      3229
 286-c1   Desk chair                      3183
 286-c1   File cabinet - 2 drawer         3182
 286-c2   Desk chair                      3224
 286-c2   Desk chair                      3185
 286-c2   Desk chair                      3187
 286-c2   File cabinet - 2 drawer         3188
 286-c2   File cabinet - 2 drawer         3189
 286-c3   Desk chair                      3179
 286-c3   File cabinet - 2 drawer         3181
 286-c3   Side chair                      3180
 286-c4   Desk chair                      3184
 286-c4   File cabinet - 2 drawer         3178
 286-c4   Side chair                      3177
 286-c5   Desk chair                      3173
 286-c5   File cabinet - 2 drawer         3171
 286-c5   Side chair                      3172
 286-c6   Desk chair                      3175
 286-c6   File cabinet - 2 drawer         3174
 286-c6   Side chair                      3176


Verified by:  Peter Hammar, Advanced Tissue Sciences
                    /s/  PH     2/15/95

              John Richardson, Matrix Pharmaceutical Inc.
                    /s/  John Richardson     2/15/96

                                   EXHIBIT "D"


                     LANDLORD-APPROVED HAZARDOUS SUBSTANCES


[17 ILLEGIBLE FORMS SETTING FORTH INFORMATION ON THE FOLLOWING:

                                                             Page
BENZO[A]PYRENE                                               D-1
CYCLOPHOSPHAMIDE                                             D-2
FORMALDEHYDE                                                 D-3
ACRYLAMIDE                                                   D-4
DIGOXIN                                                      D-5
LINDANE                                                      D-6
PARAQUAT                                                     D-7
SODIUM AZIDE                                                 D-8
THALLOUS SULFATE                                             D-9
BENZO[A]PYRENE                                               D-10
CARBON TETRACHLORIDE                                         D-11
CROCEIN SCARLET                                              D-12
DIPHENYL HYDANTOIN                                           D-13
ISONICOTINIC ACID HYDRAZIDE                                  D-14
DIMETHYL ARSENIC ACID                                        D-15
CARBON DIOXIDE                                               D-16
OXYGEN                                                       D-17

Tenant uses various human and animal tissues in its research to be conducted on the Premises. Such tissus are subject to Tenant's SOPs and all Applicable Requirements.

Tenant shall bring tissue into the building in accordance with procedures agreed upon between Landlord and Tenant.

                                   EXHIBIT "E"


                             LANDLORD'S ALTERATIONS

[HAND-DRAWN MAP OF OFFICE AND LAB LOCATIONS SHOWING ALTERATIONS, INCLUDING EXISTING FLOOR CRACKS.]

[HAND-DRAWN  MAP OF OFFICE  AND LAB  LOCATIONS  SHOWING  ALTERATIONS,  INCLUDING
NOTATION: *EXISTING LAB BENCH AND SINK AND RELATED PLUMBING TO BE RELOCATED APPROX. 12 FEET AWAY AT LANDLORD'S SOLE COST AND EXPENSE.]

                                   EXHIBIT "F"

                        ENTRANCE/EXIT ASSESSMENT CRITERIA


For purposes of compliance with the requirements of Sections 7 and 8 of Addendum "A" to the Lease, the term "Assessment Criteria" with respect to the Premises and hazardous radioactive storage units utilized by Tenant shall refer to, and include, the following studies and assessments:

     A. The following assessments and inspections:

       1. Interior Site Assessment consisting of a visual inspection of all surfaces (floors, walls, ceiling tiles, benches, interior of cabinets and fume hoods) for signs of contamination and deterioration. Visual inspection of all bench and hood sinks and readily accessible drain lines for signs of deterioration, loss of integrity and leakage. The Interior Site Assessment shall include detailed written documentation of all observations and dated photos to document the existing condition thereof.

       2. Wastewater Collection System Assessment consisting of a flush and clean-out of all discharge piping and traps with observation of effluent during the clean-out.

       3. In order to verify that there is no contamination of the laboratory hoods and exhaust system, an inspection shall be made consisting of an inspection of the laboratory hoods and exhaust system with detailed documentation of all observances, including without limitation, observed solids, liquids, odors or Hazardous Materials entrapment. Such inspection shall include inspection of the roof area to determine the existence of any deterioration from condensation of hazardous materials in the exhaust system.

     B. The Assessment Criteria shall also include such sampling and testing as the consultant reasonably recommends based upon his or her observations.